FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              POWERCOLD CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                                     ------
                    (State of incorporation or organization)

                                   23-2582701
                                   ----------
                      (I.R.S. Employer Identification No.)

                               103 Guadalupe Drive
                               Cibolo, Texas 78108
                               -------------------
               (Address of principal executive offices, Zip Code)

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

  Securities Act registration statement file number to which this form relates:

                                    33-19584

  Securities to be registered pursuant to Section 12(b) of the Securities Act:

                                      None

  Securities to be registered pursuant to Section 12(g) of the Securities Act:

                                  Common Stock

ITEM  1.  DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

The authorized capital stock of PowerCold consists of 200,000,000 shares, par value $0.001 per share. The entire authorized capital stock of the Corporation consists of 5,000,000 shares of Preferred Stock, 1,250,000 of which have been designated as Series A Convertible Preferred Stock, par value $.001 per share, $0.80 stated value, of which 1,250,000 shares have been issued or are outstanding, and 200,000,000 shares of Common Stock of which (i) 8,924,996 are issued and outstanding, fully paid and nonassessable; (ii) no shares are held as treasury shares; (iii) 2,554,558 shares have been reserved for issuance upon exercise of options.

Holders of PowerCold Common Stock do not have preemptive rights. The rights of the holders of shares of PowerCold Common Stock are governed by Nevada law and PowerCold's Certificate of Incorporation and By-laws. Under Nevada Law and PowerCold's By-laws, each holder of record of PowerCold Common Stock is entitled to one vote per share. Nevada law generally allows dividends to be paid out of surplus of the corporation or out of the net profit of the corporation for the current fiscal year and/or the prior fiscal year.

The Company's Common Stock is traded on the OTC Electronic Bulletin Board under the trading symbol PWCL. As of April 27, 2000, there were approximately 280 record holders of the Company's Common Stock.

ITEM  2.  EXHIBITS.

The  following  exhibits  are  filed  as  a part of this registration statement:

EXHIBIT NUMBER AND DESCRIPTION                                            PAGE

1      Form 10KSB as filed by the registrant with the SEC for the
       fiscal year ended December 1999.                                      3
2      Quarterly Reports filed since the end of the last fiscal year.       43
3.     Proxy Statements.                                                   N/A
4.1    Original Articles of Incorporation                                   56
4.2    Certificate of Amendment to Articles of Incorporation                61
4.3    Certificate of Amendment to Articles of Incorporation                62
4.4    Certificate of Name Change and Certificate of Status in
       Good Standing from Office of Nevada Secretary of State               63
4.5    Certificate of Third Amendment and Restatement of the Articles
       of Incorporation  of  Powercold  Corporation.                        64
4.6    Amended  and  Restated  Corporate  Bylaws  of  the  Registrant.      75
4.7    Certificate of Designations, Preferences and other Rights and
       Qualifications  of  Series  A  Convertible  Preferred  Stock.        89
5      Specimens or copies of each security to be registered hereunder.    103
6.     Copies of the last annual report submitted to stockholders by
       the registrant or its predecessors. (Same as Exhibit 1.)            N/A

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERCOLD  CORPORATION

By:  /s/  Francis  L.  Simola                       Date:  05-24-2000
---------------------------------------------       -------------------------
President

                                  UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                   FORM 10-KSB

ANNUAL  REPORT  UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1999


                         Commission File Number 33-19584

                              POWERCOLD CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

              Nevada                                   23-2582701
     -------------------------             ----------------------------------
     (State  of  Incorporation)           (IRS  Employer  Identification  No.)

        103  Guadalupe  Drive  Cibolo,  Texas            78108
     --------------------------------------------       ---------
     (Address  of  principal  executive  offices)      (Zip  Code)

             Issuer's  telephone  number:     210  659-8450

      Securities registered under Section 12(b) of the Exchange Act:  None

      Securities registered under Section 12(g) of the Exchange Act:  None

     Common Stock,  $0.001 Par Value          OTC Electronic Bulletin Board

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [X]

The  issuer's  revenues  for its most recent fiscal year:            $541,238.00

The aggregate market value of voting stock held by non-affiliates of the Registrant was approximately $2,258,284, which is based on the closing price of $0.5625 on December 31, 1999. The number of shares of Common Stock outstanding on December 31, 1999 was 22,876,641. (15,000,000 shares were subsequently canceled  on  April  3,  2000)

Documents  Incorporated  By  Reference:     None


Transitional  Small  Business  Disclosure  Format:     Yes  [  ]  No  [X]

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999



                                    PART  I

ITEM  1.     DESCRIPTION  OF  BUSINESS

GENERAL

PowerCold is a solution provider of energy efficient products for the refrigeration, air condition and power industries. The Company operates across many market sectors from large industrial food processors to small commercial air conditioning systems. The firm's focus is to give customers products and systems that allow them to benefit from current changes occurring in the natural gas and electrical utility marketplace. Refrigeration is the most energy intensive operation most business operators face. PowerCold has the opportunity to provide products and systems, that customers require taking advantage of these changes, to improve profitability by reducing their operating costs.

Deregulation of the gas and electric utilities will provide continuing opportunities, creating new markets for more efficient refrigeration systems. PowerCold has the products, experience and creative ability to package unique refrigeration systems for the multi-billion dollar refrigeration market. To enhance this market the Company is pursuing synergistic businesses, and
marketing  alliances   are  being  formed  with  major   utility  companies  and
established  refrigeration  companies  for  these  products  and  services.

The Company's mission is to be a solution provider of energy efficient products for the multi-billion dollar refrigeration, air condition and power industry. The Company's goal is to achieve profitable growth and increase shareholder value by forming business alliances and providing superior technology, products and services.

Management intends to continue to utilize and develop the remaining intangible assets of the Company. It is Management's opinion that the Company's cash flow generated from such intangible assets is not impaired, and that recovery of its intangible assets, upon which profitable operations will be based, will occur.

COMPANY  HISTORY

International Cryogenics Systems Corporation (ICSC) was established as a private company in 1988 to fabricate and market freezer systems. The Company developed and patented the most advanced, cost-effective and environmentally safe "quick freeze" systems in the industry. In January l993 ICSC's assets were merged into a public entity. The name was changed to PowerCold Corporation (PowerCold) in April 1997, currently trading on the OTC Bulletin Board - symbol (PWCL). In 1995 the Company acquired four companies - currently three operate as wholly owned subsidiaries of PowerCold; RealCold Products, Inc., Technicold Services, Inc. and Nauticon, Inc. RealCold Products designs and manufactures refrigeration systems, Technicold Services provide consulting services for commercial refrigeration and freezing systems for use worldwide, and Nauticon manufactures and markets a unique product line of patented evaporative heat exchange systems for the HVAC and refrigeration industry.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


Two of the Company's executives /directors, President and Treasurer, have been affiliated with the public company since 1988 and were also affiliated with the private company as directors prior to the merger.

At the Annual Meeting of Shareholders on July 30, 1992, the shareholders of the Company approved the recapitalization of the Company Common Stock consisting of a 100 to 1 reverse split.

ASSET ACQUISITION - On December 28, 1992, the Board of Directors of the Company agreed to issue 2,414,083 shares of common stock to six individuals for the exclusive rights to U. S. Patent No. 4,928,492 (May 29, 1990); which provides a method and apparatus for production treatment of a product through the usage of a cryogenic liquid and in a manner such that minimum loss of the cryogenic liquid is encountered. The products that will be processed by this method includes, but not limited to, food products, computer chips, tires for recycling, blood and plasma products, and medical utensils that require a high degree of sterilization.

The total value of the transaction was $724,224.90. Two of the six individuals, (Terrence J. Dunne and Francis L. Simola) receiving stock in this transaction as Directors of the Company. Terrence J. Dunne received 850,000 and Francis L. Simola received 340,041 shares of stock respectively. This represented 49.3% of all the common stock issued for the transaction.

The structure and organization of PowerCold as a public entity through 1993 and 1994 was considered as a development stage company. The design, manufacture and testing of two major freeze machine products, and the restructure from a private company to a public company expended company time and capital. The newly designed and manufactured Star Wheel freezer machine was completed and operating consistently as of March 1994. This was a major undertaking and technology breakthrough proving that the new immersion freezer design concept worked. In June 1994 a marketing program was initiated for the freezer machine, and the progress in business activity projected the company into a true operating entity.

SUBSIDIARIES

During 1995, PowerCold acquired four companies in the refrigeration business in a stock exchange transaction. These entities, complimented and secured PowerCold's position in the industry, operated as wholly owned subsidiaries. RealCold Systems, Inc., prior to its sale to Wittcold Systems, a Wittemann
Company, offered custom industrial refrigeration packages and merchant carbon dioxide plants in a joint venture with The Wittemann Company. Nauticon, Ltd. offers a product line of evaporative heat exchange systems for the HVAC and refrigeration industry. Technicold Services, Inc. offers consulting engineering services, including process safety management compliance and ammonia refrigeration and carbon dioxide system design. Technicold also provides operation, maintenance and safety seminars for ammonia refrigeration technicians and supervisors. Jordan Vessel Corporation, which merged into RealCold Systems, offered industrial refrigeration system components such as liquid recirculating packages and refrigeration system vessels of all types. RealCold Maintenance Systems, Inc. (renamed RealCold Products, Inc.) designs and produces unique products for the refrigeration industry.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


RealCold Systems Inc. signed a Joint Cooperative Agreement in July 1995 with The Wittemann Company, a wholly owned subsidiary of Dover Resources and Dover Corp. (NYSE - DOV), for the manufacture and marketing of merchant carbon dioxide plants and refrigeration products. The cooperation agreement combines the technical expertise and experience of RealCold with the marketing of Wittemann. Wittemann is the world's leading manufacturer of carbon dioxide systems and refrigeration accessories employed by brewers and other fermentation processors. Wittemann has carbon dioxide systems operating in almost every country in the world. George Briley, President of RealCold Systems with over 45 years experience, is a renown expert in the innovative design and building of merchant carbon dioxide systems. This industry combination of technology, sales and manufacturing experience is unsurpassed and provides an effective and cost efficient entry for this worldwide market. Subsequently, Wittcold Systems, Inc., a division of Wittemann Company, acquired RealCold Systems in July 1997.

In August 1995, PowerCold acquired Nauticon Inc., a company that manufactures and markets a product line of innovative evaporative heat exchange systems for the HVAC and refrigeration industry, representing over five years of development. The new patented products are innovative and unique in design and simple to manufacture. They use new material technology with high efficiency copper tubing to give very high efficiency, low operating costs and minimal maintenance. The evaporative heat exchangers are self-cleaning in most applications thus eliminating chemical cleaning. The outstanding Nauticon product features cannot be found in competitive products. Nauticon evaporative heat exchangers serve the residential, commercial HVAC sector and the commercial refrigeration industry. They have many applications, varying from traditional commercial refrigeration to HVAC to industrial cooling. Customers vary from supermarkets to ice rinks to walk-in coolers for refrigeration systems. HVAC applications are in smaller commercial buildings, for traditional air conditioning systems to highly efficient heat pumps. Industrial uses span plastic molding and extrusion to conventional cooling of process water to cooling of cutting oils. They are used for condensers, fluid coolers, booster coolers, and cooling towers. The Company believes that the Nauticon products may revolutionize the refrigeration industry; an industry that faces serious changes for the first time in years due to energy and environmental concerns worldwide. The Nauticon application should reduce these traditional concerns and enhance the industry's growth.

The three operating subsidiaries, Technicold Services, Inc., RealCold Products, Inc. and Nauticon Inc., supported by the parent public entity, PowerCold, supports all operating activities for the freezing systems, the refrigeration systems and the evaporative heat exchange systems respectively. Technicold provides consulting services to the refrigeration industry, and RealCold Products, Inc. supports all refrigeration and freezer systems operating from their corporate facility in Cibolo, Texas. Nauticon supports all evaporative heat exchange and refrigeration systems and operations from their corporate facility in Cibolo, Texas. The corporate manufacturing facility supports all technical and service product operations including; design and engineering; assemble and fabrication; administration; marketing, sales support and consulting services. Sales and marketing activities are supported by represented agents and distributors.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


Rotary Power Enterprise, Inc. was formed as a new PowerCold entity, which acquired the Natural Gas Business from Rotary Power International on July 2, 1998. The agreement included: the business assets including intellectual property, inventory and manufacturing capability; a marketing agreement with the world's largest supplier of supermarket refrigeration equipment for marketing the natural gas engine screw compressor systems to supermarkets; the North American rights to the small 65 series Mazda natural gas engine block, subject to Mazda Agreement; and Distributor Agreement for the 580 and 40 series engines from Rotary Power International, Inc. The rotary engine driven screw compressor refrigeration system significantly reduces refrigeration electrical demand during the most expensive periods of the day and year.

Deregulation of gas and electric utilities is creating major changes in energy use and costs. The natural gas engines enhance the customers' economic benefits by reducing energy costs while supporting the environment with a clean burning energy source. Supermarkets, as the initial target market, have seven natural gas engine screw compressor systems installed. The systems currently provide a minimum of 15% energy savings with one engine per store. The market includes over 30,000 supermarkets that consume 4% of the electrical energy used in the US. Also, through associated overseas markets there is a complementary demand and need for low cost energy for similar refrigeration systems in remote areas of the world.

Other target markets for the rotary engines include: Large cold storage facilities, food processing plants, ice rinks and natural gas wellhead, pipeline and distribution network. Packaged industrial refrigeration systems produced by RealCold Products will now use natural gas rotary engines instead of competitor engines. A packaged, commercial air conditioning system was designed using natural gas rotary engine and the Nauticon evaporative condenser for large building facilities.

Channel Freeze Technologies, Inc. was formed as a new PowerCold entity, which acquired 80% of the assets of Channel Ice Technologies, a proprietary patented and economical multi-purpose freezing system, suitable for virtually any liquid or semi-liquid product, that is inherently more efficient than prior technologies in a variety of industries including; block ice - for ice plants, fish and produce industries; food and food byproducts - for food suppliers and their leftover byproducts, fruit and juice products. The most notable new application is for highly efficient management of liquid and semi-liquid industrial waste products for municipal water, pulp and paper plants and utilities. The freeze-thaw process; waste is frozen, the water in the frozen sludge drains almost immediately during thaw, and the remaining materials are than disposed of at greatly reduced cost, recycled or sold off. Very swift, economical freezing of the products is much more cost effective, up to one-third the cost, than with bulk, blast freezing or drum freezing.

Alturdyne Energy Systems, Inc. - A Letter of Agreement has been signed by The Company to acquire Alturdyne Energy Systems from Alturdyne, a San Diego, CA based company. A formal Agreement was signed and a $50,000.00 deposit was paid to Alturdyne. Alturdyne Energy Systems as a wholly subsidiary of PowerCold will market natural gas engine driven water chillers, pumps, air compressors and generators. RealCold Products will manufacture the water chillers under the name ALTURCOLD.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


AFFILIATE - In December 1996 the Company agreed in principal to merge/acquire Rotary Power International, Inc. The Company initially acquired a 30% equity interest in RPI (2M shares of common stock for $1M), and proposed a merger of the companies in a stock for stock transaction, whereby RPI would become a wholly owned subsidiary of the Company. A Plan of Agreement and Merger was signed with Rotary Power International, Inc. ("RPI") on March 21, 1997 subject to RPI shareholder approval. Each shareholder of RPI was to receive .363 shares of the Company's common stock (1.56M shares) upon shareholder approval.

On July 21, 1997, the Company and Rotary Power International, Inc. agreed to amend Section 1.2 - The Closing by extending the Agreement an additional forty-five (45) days. The First Amendment to the Plan and Agreement of Merger, the extension on the Plan and Agreement of Merger between the Company and Rotary Power International, Inc., expired on September 5, 1997, accordingly, the Plan and Agreement of Merger is no longer in effect.

There were two major reasons for the acquisition of RPI. - The refrigeration industry desires packaged refrigeration systems and RPI'S engines add growth value to our products along with packaging ability. Current deregulation of gas and electric utilities is creating major competitive changes in energy use and costs. RPI'S natural gas engines enhance the customers' economic benefits by reducing energy costs while supporting the environment with a clean burning energy source. Through associated markets overseas there is a complementary demand and need for energy, (portable generators) and for refrigeration and CO2 systems in remote areas of the world. RPI primarily marketed engines to the US government. The Company now had the opportunity to commercialize a proven product that has tens of millions of dollars and years of development experience behind it.

Since the Company initially entered into an Agreement to merge with Rotary Power International, Inc., there was a continuing deterioration in Rotary Power's negative cash flow from operations. Funding provided by the Company, that initially invested $1,000,000 in equity and the $1,000,000 in proceeds from bondholders, was not sufficient to support daily cash flow needs through the first (5) months of 1997. The Company did not have any obligation to support Rotary Power with any additional financing. The Company voluntarily loaned
Rotary Power $100,000 for back due rent on the building, $75,000 for the May interest payment on bond debt, and on June 19, 1997 the Company loaned Rotary Power an additional $41,767 due employees for payroll. In June 1997 Management decided not to loan Rotary Power any additional funds for two reasons; the uncertainty of Rotary Power's collateral for the Company's financing and after receiving documentation from Company's General Counsel based on his investigation of Rotary Power, which recently uncovered probable misrepresentation of material financial information by RPI to PowerCold in December 1996 and thereafter. Consequently, Rotary Power International, Inc. requires additional funding for its daily operations. Therefore, the economic viability and long-term future of Rotary Power International, Inc. depends on its ability to obtain additional sources of financing, and there can be no assurance that such financing can be obtained on acceptable terms or at all. In November 1997, a new president took over operations of Rotary Power. Subsequent events have led to the restructure of the bond debt and creditors.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

STRATEGIC  ALLIANCE

Alturdyne - An innovative manufacturer of standby diesel generator sets, turbine and rotary generator sets, pumps and natural gas engine-driven chillers. Alturdyne is an approved vendor for all the "Baby Bells" telephone companies that are regulated to maintain standby power. This regulation results in the telephone companies purchasing a significant number of generator sets every year. There are over 3600 units installed, and Alturdyne provides service field support for these systems and other manufactured units. The generator set market is a major new and replacement market for rotary engines where Alturdyne has extensive manufacturing experience.

Alturdyne's strength lies in its power engineering personnel, who are knowledgeable in the generator set business, telephone company applications, small turbines, rotaries and chillers. Their capabilities and experience in developing low cost, customer power packages that meet specific needs have established Alturdyne's excellent reputation in the industry. Alturdyne's added expertise is in the design and production of rotary engines.

Intermagnetics General Corporation (Amex: IMG) - Purchased for $1,000,000 an aggregate of 1,250,000 shares of the Company's Series A Preferred Stock, par value $0.001 per share; and PowerCold granted Intermagnetics General Corporation a purchase option to acquire up to 50% of the fully diluted equity of the Company. The purchase option, which expired, was exercisable at a per share price of the lesser of $3.00 or a market price calculation of the common stock, for an option term no later than March 31, 1999.

Intermagnetics is the largest integrated developer and manufacturer in the United States, of superconducting LTS and HTS magnets, wire and cable as well as associated low-temperature refrigeration equipment, and radio-frequency (RF) coils, the combination of which is essential to successful application of superconductivity such as Magnetic Resonance Imaging (MRI). The Company is dedicated to the development and commercialization of applied superconductivity and refrigeration systems. The Company also supplies permanent magnet systems, materials separation equipment and FRIGC(R) refrigerants as replacements for ozone-depleting refrigerants.

The strategic alliance with IMG complimented both companies and supported each other's desire and needs with their respective energy efficient products and services. PowerCold has key personnel, industry contacts and unique products, and Intermagnetics General has the management and financial strength and complimenting products. Although this new emerging opportunity had all the necessary ingredients for success, to date the strategic alliance was never fully implemented by the companies.

MANAGEMENT

PowerCold's management philosophy and structure supports decentralized authority and operations, profit and loss accountability, incentive driven performance and compensation, and total customer satisfaction. Management has over 150 years business experience. Their extensive experience and background is adequately related to the business. CEO - over 35 years experience in marketing and management; COO - over 40 years experience in manufacturing and marketing in the refrigeration and power industry; CTO - over (40) years technical experience in refrigeration engineering and design; a well-known expert consultant in the refrigeration industry. The subsidiary companies include experienced marketing and technical management and support personnel.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


The Company's management objective is to become a major force with niche products in the multi-billion dollar refrigeration industry and energy business. The Company's goal is to achieve profitable growth and increase shareholder value by increasing its line of superior products and services, through acquisitions and joint ventures of related products and companies.

The  Company  maintains  corporate  offices  in  Cibolo, Texas, and an executive
office   in   Philadelphia,   Pennsylvania.   Administrative,  engineering   and
manufacturing  facilities  are  located  in  Cibolo,  Texas.

PRODUCTS:

INDUSTRIAL REFRIGERATION PACKAGES - RealCold Products, Inc. a wholly owned subsidiary of the Company, designs and packages commercial refrigeration and freezer systems. RealCold Products was reorganized with its new name in March 1997, replacing RealCold Systems Inc. and RealCold Maintenance Systems, Inc. RealCold Products supports all engineering and manufacturing of commercial refrigeration packages and its freezer systems. Custom innovative refrigeration products include the following: ammonia recovery and recycling system, non-chemical water treating system, liquid recirculating packages, and refrigeration system vessels.

Complimenting the various product lines, the Company intends to market other various related industry products including automated ice systems, which produce low cost block and sized ice.

COMPETITION - varies from small industrial refrigeration manufactures to the very large companies in the industry, all competing for this multi billion-dollar industry. The Company envisions an enormous market demand for refrigeration systems in third world countries. America is well entrenched with refrigeration systems, but there is a great niche market for the Company's unique and innovative refrigeration and freezer products. PowerCold and its related entities have the refrigeration engineering expertise and new innovative products that are needed and in demand today for an industry that hasn't seen many changes in the last 30 - 40 years.

EVAPORATIVE HEAT EXCHANGE SYSTEMS - Nauticon Inc., a wholly owned subsidiary of PowerCold manufactures and markets a product line of evaporative heat exchange systems for the HVAC and refrigeration industry. The new patented products are innovative and unique in design, use new material technology, are simple to manufacture, and have low operating costs. They are used for condensers, fluid coolers, booster coolers, and cooling towers.

Condensers for both Refrigeration and HVAC - Capacities range from 60,000 to 525,000 BTU for refrigeration condensing. Refrigerants may be at different incoming temperatures as would be normal for multi-circuit applications. Copper coils are compatible with all refrigerants except ammonia.

Fluid Coolers - Water. oil, glycol - anything compatible with the copper coils can be cooled according to each thermal characteristics. The separate coils can handle different liquids at the same time, according to needs.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

Booster Coolers - Applies to new or existing applications. Especially advantageous in systems now short of capacity, as it can be inserted in the existing cooling loop to circumvent the need for an entirely new system. Gives low cost additional cooling to refrigerants or liquids plus the multi-circuit ability.

Cooler Tower - Several important differences set this cooling tower apart from others. Hot water is dispersed through Nauticon's unique "cyclone" water heads - there are no sprinkler moving arms to break, stall or clog. No bottom openings to attract debris, thus polluting the system.

Unique low cost manufacturing procedures are essentially the same for each product, which is offered in four varieties. This is attributed to communality of parts and manufacturing. Manufacturing processes and techniques are both simple and well worked out utilizing low cost labor.

Its primary advantage is energy savings, yielding extremely high EER ratings to not only better, but to offset the regulated change to low efficiency refrigerants. To be sold as a replacement or new applications and to also be offered packaged with compressors.

COMPETITION - Nauticon products could revolutionize the refrigeration industry; an industry that faces serious changes for the first time in years due to energy and environmental concerns worldwide. The Nauticon application should reduce these traditional concerns and enhance the industry's growth. The Company believes that it has a truly unique product concept that serves a very wide arena of commercial applications for the national market as well as the international market. Initial marketing of the Nauticon systems will be primarily the mid-range systems because there is much less competition, a great advantage to Nauticon and its unique patented product. The larger and smaller size systems are marketed by some of the major competitors in the industry; larger systems by Evapco and BAC, smaller systems by York and Carrier. These competitors are well established and have substantially greater financial and other resources than Nauticon.

CHANNEL FREEZE - patented Automated Bulk Freezing System has many applications. Automated block ice production. Automated freezing of food and food by-products in bulk, i.e., orange juice, offal, etc. Freeze/thaw (BiofreezeTM) applications that reduces the cost to process residual sludge by up to 50%. This system minimizes landfill costs and water treatment costs. This application is being researched at this time. The technology has been proven many times usually in areas where nature supplies the freezing during winter and thawing in summer. BiofreezeTM automates this process. There are literally thousands of potential users of this product. The Channel Ice System replaces the now obsolete can-ice plants, many of which are over 50 years old. There are some 500 can-ice plants still operating in the US. However the major market for Channel Ice is export. Block ice is still in demand outside the US.

The Channel Freeze bulk freezing system, which has been tested freezing single strength orange juice, can also be employed to freeze other food and non-food products, such as red meat, gravies, seafood, fruit, eggs, etc. Channel Freeze is working with a large chicken producer to replace their existing Vertical Plate Freezers, which freeze chicken byproducts. Freezing time tests are being performed now. This is a market that has considerable potential as the Channel Freeze unit provides the following features:

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


COMPETITION - Block Ice - Small packaged manual block ice plants manufactured bv various people in the U.S. Up to five or ten tons of ice per day. A manual block ice plant manufactured in Mexico with sizes up to 100 ton per day or ice. Bulk Freezing - Vertical plate freezer manufacturers: York Food Systems -US (manual), Gram - Denmark (manual), Technal - France (semi-automatic), APV-Baker Ltd - Jackstone, England (manual), Dole - U.S. (manual), Blast Freezers - US (manual).

ENGINE  DRIVEN  CHILLERS

In 1991 Alturdyne began manufacturing engine driven chillers as a new product line. Chillers are cooling systems normally used for buildings, offices, schools, hospitals or factories and provide 30 to 1100 tons of chilled water. Currently 99% of the chillers manufactured are driven by electric motors. However, there is a growing demand for natural gas engine driven chillers due to deregulation of the electric and gas utilities. In some areas of the country electric power is very expensive and operating on natural gas can save thousands of dollars a year for user. Also in some areas gas companies provide large rebates to natural gas users which helps reduce the higher capital cost of the chiller. A natural gas engine is more expensive than a very high production electrical motor and this difference makes engine driven chillers more difficult to sell unless there is an early pay off through cost savings on the users energy bill. Applications with co-fueled diesel engines are in development by Alturdyne.

Since 1991, Alturdyne has developed 22 standard chiller models rated from 30 TO 300 tons that are certified by Environmental Test Labs which is comparable to the UL listing. Designs have been made for units rated from 30 to 1100 tons and several large units placed into service. Alturdyne has have sold over 140 units to date and that places us in second place for this industry. Tecochill is the industry leader, and while they enjoy sponsorship by Gas Research Institute they utilize short life automotive derivative engines as opposed to long life Caterpillar industrial engines used by Alturdyne.

While the Alturdyne chiller products have been a technical success, the competitive marketplace has limited its financial success. Therefore, Alturdyne has recently sold off the Chiller Business to PowerCold. PowerCold has the refrigeration expertise and resources and the rotary power engine as a solution integrator to economically produce the chillers. Alturdyne and PowerCold have entered into is a strategic alliance for packaging PowerCold rotary engines and Alturdyne generator sets for the power industry market.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


ROTARY  POWER  NATURAL  GAS  ENGINES  OFFERS:
     20.000  Hour  engine  reliability
     Low  fixed  maintenance  cost
     Few  moving  parts
     Low  noise
     Compact  configuration
     Wide  horsepower  range  20-15OOHP
     2000 to 42OORPM variable speed capability (>1OOHP - 36OORPM maximum) Internal gear drives shaft at three times rotor speed
     No  external  gearing  required
     Light  weight
     Low  vibration
     No  special  or  massive  foundations  required
     Minimal  structural  bases  required
     Black  start  capability
     Only  control  circuit  power  required
     Eliminates  new  electrical  feeders  in  many  new  installations

NGRE driven rotating equipment and Systems are applicable to a wide variety of industrial uses, and offer customers large savings in electrical costs from both energy and demand savings. A NGRE, providing on-site utilities, burns the minimum annual gas flows required to allow sites to buy "transport" natural gas rather than more expensive commercial gas. The combination of natural gas and electrical energy allows the customer to balance its utility consumption on a daily, weekly, monthly or annual basis. RPI feels that the unique characteristics of natural gas powered engines allows them to successfully compete in market sectors where low maintenance and high speed rotating equipment is predominant or is rapidly taking over the market from older reciprocating equipment.

Air  conditioning  -  screw  compressors
Refrigeration  -  screw  compressors
Plant  air  compression  systems  -  screw  compressors
Natural  Gas  compression  systems  -  screw  compressors
Mobile  power  units  -  Permanent  Magnet  Generators
Stationary  peaking  power  supplies  -  generators

65  SERIES  NATURAL  GAS  ENGINE

The 65 Series twin rotor Natural Gas Rotary Engine. Model RN-065x2-NA, is a natural gas engine derived from Mazda Motor Corporations RX-7 automotive rotary engine. The basic block incorporates unique internal parts and features for meeting the 20,000 hour life demanded by the industrial market; i.e., ceramic apex seals, strengthened stationary gears. More durable water pump and longer life elastomers. The engine is rated at 8OHP on natural gas at 4200RPM. It incorporates an IMPCO natural gas carburetor and specially tuned intake manifold.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

580  SERIES  NATURAL  GAS  ENGINE

The 580 Series family of twin rotor Natural Gas Rotary Engine, which are produced by Rotary Power International Inc., is derived from the extensive military development of the 580 Series diesel/multi-fuel engines since 1977. The initial 580 Series Natural Gas Rotary Engine development has been for a twin rotor engine rated at 500HP at 36OORPM. This will provide the power to generators for peak power shaving. The four rotor (composed of two 5OOHP modules) rated at 1000HP and the six rotor (three 5OOHP two rotor modules) rated at 1 5OOHP complete the family. The 580 natural gas engine runs on low pressure natural gas and does not use expensive high pressure fuel injection equipment and costly turbochargers found on diesel engines, thus offering a very competitive natural gas power plant for industrial applications.

ITEM  2.     DESCRIPTION  OF  PROPERTY

The Company maintains its corporate office in Cibolo, Texas, and an executive office in Philadelphia, Pennsylvania. The Cibolo facility is 32,000 sq. ft. and houses administrative, engineering and manufacturing operations.

The Company owns and maintains no properties. Properties are leased on a short-term basis. Management believes that the Company's facilities are adequate for its operations and are maintained in good condition. The Company is aware of the growth potential of its operating facilities and is currently reviewing other plant facilities near their respective locations.

ITEM  3.     LEGAL  PROCEEDINGS

Management of the Company is seeking to recoup damages from the former president and director of Nauticon, in connection with Nauticon's acquisition by the Company. Related to this matter is the ownership of certain patents. It is the opinion of management that this matter will not have any adverse effect on the Company at this time, because the Company legally acquired all the assets of Nauticon including the patents in exchange for stock. The former president of Nauticon has filed a counter claim against the Company and two Company Executives/Directors. Because of the financial and managerial problems incurred by the previous management, Nauticon has incurred bad debts and certain claims have been filed against Nauticon.

ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

On October 11, 1999, the following majority shareholders of the Company voted in favor of election of Company Directors to a new three year term by a majority vote of 3,840,583 votes or 51.1% of the outstanding 7,518,653 common shares of the Company:

     Simco Group, Inc.,  Francis L. Simola & Family     2,611,846  Shares
     George  C.  Briley                                   652,602  Shares
     Terrence  J.  Dunne                                  414,135  Shares
     Jack  Kazmar                                         162,000  Shares

The following were elected Directors of the Company to serve for three years. Francis L. Simola
     George  C.  Briley
     Jack  Kazmar
     Carl  H.  Rosner

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


Intermagnetics General Corporation's investment in the Company entitled them to have a position on the Board of Directors. Mr. Carl Rosner was never formally elected a director of the Company prior to this election. Subsequently Carl H. Rosner has resigned as a Company director.

                                   PART  II

ITEM  5.     MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS  MATTERS

The Company's Common Stock is traded on the OTC Electronic Bulletin Board under the trading symbol PWCL. As of December 31, 1999, there were approximately 280 record holders of the Company's Common Stock.

The following table sets forth the high and low sale prices of the Company's Common Stock as reported by one of the market makers for the periods indicated.

                                   1999                1998
                            -----------------   -----------------
                              High      Low       High      Low
                            --------  -------   --------   ------
     First  Quarter          1 3/8       5/8     1 1/2        1/4
     Second  Quarter         2         1         1 7/8      1 1/4
     Third  Quarter          1 7/8       5/8     2          1
     Fourth  Quarter         1           1/2     1 1/4        7/8

The Company has paid no cash dividends to date, and it does not intend to pay any cash dividends in the foreseeable future. The present policy of the Board of Directors is to retain any future earnings and provide for the Company's growth.

ITEM  6.     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATIONS

Forward looking statements made herein are based on current expectations of the Company that involves a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include; interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.

GENERAL  FINANCIAL  ACTIVITY

REALCOLD  PRODUCTS,  INC.  -  designs  and  manufactures unique energy efficient packaged products for the refrigeration industry. RealCold Products also supports Rotary Power Enterprise and Alturdyne Energy Systems by engineering and packaging their products. RealCold Products will also support Channel Freeze
Technologies by designing and packaging their accompanying refrigeration systems. Management believes that the recent acquisition of Channel Freeze and Alturdyne Energy Systems should provide improved revenues and profits (subject to sufficient working capital) for RealCold Products in 2000, based upon its expertise in custom manufacturing systems. There are proposed alliances with other refrigeration companies, whereas RealCold Products will package various components adding value for a total turnkey refrigeration system.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

During 1999, RealCold Products has generated some $10M in customer proposals. Because of insufficient working capital for raw materials and labor directly needed for RealCold, sales and revenue was greatly impaired. The working capital shortage for RealCold Products was mainly due because of the large amounts of Company funds that was used for the promotion and support of the new Channel Freeze business.

NAUTICON INC. - manufactures and markets a product line of patented evaporative heat exchange systems for the HVAC and refrigeration industry. The new patented products are innovative and unique in design, use new material technology, is simple to manufacture, and have a low operating cost. They are used for condensers, fluid coolers, subcoolers, and cooling towers. Nauticon products can produce power cost in the refrigeration industry by 20% to 30% making these units contribute to the utilities' needs to reduce power demand. There are over 150 systems installed.

Management believes that Nauticon did not meet its sales and revenue projections in 1999 due to lack of operating cash flow and limited marketing support because of the concentrated support on the Channel Freeze business. PowerCold has funded Nauticon over $1M in operating capital, but the Company has been continually hindered by major operating and legal expenses due to previous inept management. Because of the major operating losses incurred by previous management, Nauticon does not have sufficient resources to continue operations. The Nauticon product technology was licensed to RealCold Products for a two and one half per cent royalty fee on product sales.

ROTARY POWER ENTERPRISE, INC. - was formed (September 1998) as a new PowerCold entity to acquire the Natural Gas Business from Rotary Power International. The agreement includes: the business assets including intellectual property, inventory and manufacturing capability; a marketing agreement with one of the world's largest supplier of supermarket refrigeration equipment, for marketing the natural gas engine screw compressor systems to supermarkets; the North American rights to the small 65 series Mazda natural gas engine block, subject to Mazda Agreement; and an exclusive Distributor Agreement for the Rotary Power 580 series engines form Rotary Power International, Inc.

The Company has delivered fourteen 65 HP engines and one 500 HP engine on its major sales agreement with Kem Equipment Company, an engine packager for OEM applications for the oil and gas industry in Western Canada. The Sales Agreement is for (100 small 65 HP and 60 large 500 HP) natural gas engines valued by management at over $5 million. The major application is for oil and gas field systems. The initial (160) engines are scheduled for delivery to a major Canadian oil and gas operation in Western Canada.

CHANNEL FREEZE TECHNOLOGIES, INC. - was formed (September 1998) as a PowerCold subsidiary to acquire 80% of the assets of Channel Ice Technologies. Channel Ice produces a proprietary patented and economical multi-purpose freezing system, suitable for virtually any liquid or semi-liquid product, that is inherently more efficient than prior technologies in a variety of industries including; block ice - for ice plants, fish and produce industries; food and food byproducts - for food suppliers and their leftover byproducts, fruit and juice products. The most notable new application is for highly efficient management of liquid and semi-liquid industrial waste products for municipal water, pulp and paper plants and utilities. The freeze-thaw process; waste is frozen, the water in the frozen sludge drains almost immediately during thaw, and the remaining materials are than disposed of at greatly reduced cost, recycled or sold.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


Since the acquisition, Channel Freeze had to overcome changes in product design and engineering and limited marketing experience and product credibility in the marketplace, therefore did not meet its sales and revenue projections in 1999. Channel Freeze has generated over $10M in proposal quotations. The new Channel Freeze management support team believes that the product is now ready for customer delivery and acceptance.

ALTURDYNE  ENERGY  SYSTEMS  -  PowerCold  signed a Letter of Agreement (December
1998), to acquire a division of Alturdyne that produces natural gas engine driven water chillers. The new company Alturdyne Energy System, Inc. was formed in September 1999. The Company also announced a Strategic Alliance with Alturdyne for manufacturing and marketing of their respective products.

Alturdyne is an innovative manufacturer of standby diesel generator sets, turbine and rotary generator sets, pumps and natural gas engine-driven chillers. Alturdyne's strength lies in its power engineering personnel, who are knowledgeable in the generator set business, telephone company applications, small turbines, rotaries and chillers. Their capabilities and experience in developing low cost, customer power packages that meet specific needs have established Alturdyne's excellent reputation in the industry. Alturdyne's added expertise is in the design and production of rotary engines.

Alturdyne Energy Systems, as an Alturdyne division installed over (140) chillers systems. The manufacturing operations have been moved to the Company's facility in Cibolo, Texas. The added expertise of RealCold Products engineering and manufacturing should enhance the existing chiller business and generate additional revenue for the Company in 2000.

RESULTS  OF  OPERATIONS

The following table's sets forth the company's results of operation as a percentage of net sales for the periods indicated below:

                                         Year  Ended  December  31,
                                        ----------------------------
                                          1999      1998      1997
                                        --------  --------  --------

Revenue                                   100.0%   100.0%     100.0%
Cost  of  revenue                          77.3     89.7       83.3
Gross  margin                              22.7     10.3       16.7
Operating  expenses                      (189.3)  (282.5)    (453.9)
Operating  income  (loss)                (166.6)  (272.1)    (437.2)
Other  income  (expense)                  (13.2)  (102.0)      22.0
Net  income  (loss)                      (198.9)  (382.2)    (694.1)

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999



FISCAL 1999 AND 1998 RESULTS - The Company's Consolidated Statements of Operations for the fiscal year ended December 31, 1999 compared to fiscal year ended December 31, 1998: Total revenue for 1999 was $541,238 compared to $442,172 for 1998; operating loss of ($901,762) for 1999 compared to ($1,203,301) for 1998; and net loss of ($1,076,900) or ($0.15) per share for
1999 compared to a net loss of ($1,690,187) or ($0.27) per share for 1998. Net income (loss) per share was based on weighted average number of shares of 7,106,638for 1999 compared to 6,376,647 for 1998.

The Company's Consolidated Balance Sheets as of December 31, 1999 and December 31, 1998 respectively: Total current assets were $598,030 for 1999 and $853,996 for 1998; total assets were $1,732,824 for 1999 and $2,321,970 for 1998; total liabilities were $1,139,636 for 1999 and $1,164,377 for 1998; total stockholders' equity was $ 593,188 for 1999 and $1,157,593 for 1998.

The company's revenues and expenses resulted in an operating loss ($1,076,900) for 1999 compared to an operating loss of ($1,203,301) for 1998, these are both operating losses. The Company's operating loss in 1999 was 25.1% less than the operating loss in 1998, and the net loss for 1999 was 36.3% less than the net loss in 1998. The decrease in operating losses was due to a reduction of some $224 thousand in general and administrative expenses.

LIQUIDITY  AND  CAPITAL  RESOURCES

At December 31, 1999, the Company's working capital was ($541,606) compared with ($310,381) at December 31, 1998. The decrease was primarily attributable to the Company's increase in liabilities. The company's cash resources at December 31, 1999 were $14,455 reflecting an decrease in cash resources from $21,781 at December 31, 1998.

Simco Group, Inc., a wholly owned affiliate of Francis L Simola, CEO of the Company has financed the Company on several occasions since the Company's inception. Simco Group has never received or requested payment of any interest from the Company for providing said financing. In 1999 the Board of Directors elected to give Simco group 8% interest on outstanding loans to the Company. As of December 31, 1999 there was an outstanding loan of $365,254 due Simco Group. Management believes that without the continuos financial support of Simco Group, the Company would never have remained in business.

The Board of Directors unanimously approved establishing Simco Group, Inc. with fiduciary responsibility for the Company, effective December 27, 1994. On April 15, 1996, the Board of Directors again voted unanimously to have Simco Group, Inc. continue to support the financial needs of the Company and its subsidiaries whenever necessary; making loans and borrowing money for the Companies, selling personal stock or assets of Francis Simola to support the Company, or to make loans to support financial transactions of the Company.

Because of these financial transactions, Simco Group, Inc. knowingly knew that it may be at financial risk, loosing personal interest and principal money, and incurring losses due in personal stock transactions.

The Company issued a total of 1,042 shares of new common restricted shares in 1999. 483,000 shares were issued for satisfaction of recorded liabilities for expenses and services rendered. 559,000 shares were issued for cash.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


STATUS OF OPERATIONS - Management intends to continue to utilize and develop the intangible assets of the Company. It is Management's opinion that the Company's cash flow generated from current intangible assets is not impaired, and that recovery of its intangible assets, upon which profitable operations will be based, will occur.

Company operating revenues and profit should increase in 2000 because of the new products from acquisitions. Management believes that its working capital may not be sufficient to support its operations and growth plans, therefore to support the Company's growth and goals, management is seeking additional funding for this purpose.

PREVIOUS  FINANCIAL  ACTIVITY  -  1998

Forward looking statements made herein are based on current expectations of the Company that involves a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include; interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.

RESULTS  OF  OPERATIONS  -  1998

The following table's sets forth the company's results of operation as a percentage of net sales for the periods indicated below:

                                         Year  Ended  December  31,
                                        ----------------------------
                                          1998      1997      1996
                                        --------  --------  --------
Revenue                                   100.0%    100.0%    100.0%
Cost  of  revenue                          89.7      83.3      62.8
Gross  margin                              10.3      16.7      37.2
Operating  expenses                      (282.5)   (453.9)     76.7
Operating  income  (loss)                (272.1)   (437.2)    (39.5)
Other  income  (expense)                 (102.0)     22.0     200.2
Net  income  (loss)                      (382.2)   (694.1)    152.2

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


FISCAL 1998 AND 1997 RESULTS - The Company's Consolidated Statements of Operations for the fiscal year ended December 31, 1998 compared to fiscal year ended December 31, 1997: Total revenue for 1998 was $ 442,172 compared to $391,819 for 1997; operating loss of ($1,203,301) for 1998 compared to ($1,713,203) for 1997; and net loss of ($1,690,187) or ($0.27) per share for
1998 compared to a net loss of ($2,719,633) or ($0.46) per share for 1997. Net income (loss) per share was based on weighted average number of shares of 6,376,647 for 1998 compared to 5,893,000 for 1997.

The Company's Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997 respectively: Total current assets were $853,996 for 1998 and $1,581,736 for 1997; total assets were $2,321,970 for 1998 and $2,229,357 for
1997; total liabilities were $1,164,377 for 1998 and $817,191 for 1997; total stockholders' equity was $1,157,593 for 1998 and $1,412,166 for 1997.

The company's revenues and expenses resulted in an operating loss ($1,203,301) for 1998 compared to an operating loss of ($1,713,203) for 1997, these are both operating losses. The Company's operating loss in 1998 was 30% less than the operating loss in 1997, and the net loss for 1998 was 38% less than the net loss in 1997. The decrease in operating losses was due to a reduction of some $1 million in general and administrative expenses; and the decrease in the net loss was due to the write-off of the failed merger with Rotary Power International, Inc. in 1997.

LIQUIDITY  AND  CAPITAL  RESOURCES

At December 31, 1998, the Company's working capital was ($310,381) compared with $764,545 at December 31, 1997. The decrease was primarily attributable to the Company's write-off of $557,145 as of December 31, 1998, in marketable securities that were permanently impaired. The company's cash resources at December 31, 1998 were $21,781 reflecting an increase in cash resources from $2,274 at December 31, 1997.

Simco Group, Inc., a wholly owned affiliate of Francis L Simola, CEO of the Company has financed the Company on several occasions since the Company's inception. Simco Group has never received or requested payment of any interest from the Company for providing said financing. Management believes that without the continuos financial support of Simco Group, the Company would never have remained in business.

The Board of Directors unanimously approved establishing Simco Group, Inc. with fiduciary responsibility for the Company, effective December 27, 1994. On April 15, 1996, the Board of Directors again voted unanimously to have Simco group, Inc. continue to support the financial needs of the Company and its subsidiaries whenever necessary; making loans and borrowing money for the Companies, selling personal stock or assets of Francis Simola to support the Company, or to make loans to support financial transactions of the Company.

Because of these financial transactions, Simco Group, Inc. knowingly knew that it may be at financial risk, loosing personal interest money, and incurring losses due in personal stock transactions.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


At December 31, 1997, the Company had $597,300, ($607,960 in 1996) held by and invested in an account in the name of Simco. These funds were invested in short and long-term liquid marketable securities; these funds have been classified as advances to affiliate. Simco has guaranteed the Company a mini-mum 8% return on these funds. During 1998, Simco paid the Company interest of $49,284, ($48,000 in 1997 and $12,000 in 1996). Management believes these terms reflect an arms-length transactions.

In early 1998, a major security investment decreased in value substantially and quickly due to uncontrolled market conditions. Simco Group, at its own risk, used its own money to support the investment during 1998, and continued to fund and support the Company as needed. Simco also paid interest to the Company. Management and a majority of the Directors decided to write -off, as of December 31, 1998, the loss of $557,145.

During 1998, the Company issued 120,000 restricted shares of common stock to Simco as compensation at an expense of $30,000. The Company also recorded $60,000 related to payment for expenses and $120,000 for services and $75,000 for consulting services provided for the three new acquisitions of Rotary Power Enterprise, Channel Freeze Technologies and Alturdyne Energy Systems. These amounts were credited to the investment account funds to reduce the loss.

During 1997, the Company issued 120,000 restricted shares of common stock (150,000 shares in 1996) to Simco in satisfaction of prior years' liabilities related to expenses and consulting services provided. During 1997, the Company recorded expense of $48,000 related to the issuance of 120,000 restricted shares as payment for expenses and consulting services provided. The shares were issued at 50% of the bid price on date of issuance varying from $.30 to $.625 per share during 1997.

In September 1998, the Company received $1,000,000 through the sale of a redeemable, convertible, preferred series A Preferred Stock, $0.001 par value, $0.80 stated value. 1,250,000 preferred shares are issued and outstanding.

The Company issued a total of 838,867 shares of new common restricted shares in 1998. 117,647 shares were issued at $0.85 per share for a private placement, which raised $100,000. 100,000 shares were issued for an acquisition at $0.63 per share. 19,000 shares were issued to the Company Directors at $0.50 per share. 285,000 shares were issued to key executives as compensation at an average of $0.33 per share. 317,220 share were issued for satisfaction of recorded liabilities for expenses and services rendered.

STATUS OF OPERATIONS - Management intends to continue to utilize and develop the intangible assets of the Company. It is Management's opinion that the Company's cash flow generated from current intangible assets is not impaired, and that recovery of its intangible assets, upon which profitable operations will be based, will occur.

Company operating revenues and profit should increase because of the new acquisitions. Management believes that its working capital may not be sufficient to support its operations and growth plans, therefore to support the Company's growth and goals, management is seeking additional funding for this purpose.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


YEAR  2000  ISSUES

The company has formed a committee to investigate any liabilities resulting from the Y2K problem. The Company's internal computer systems and programs are being reviewed to make sure they are up to date. If any are not in compliance, steps are being taken to upgrade the programs from the manufacturers. Any new computers and/or software programs to be purchased this year will be purchased as Y2K complied. This same procedure will be addressed for all office equipment as well. Questionnaires are being sent to the Company's vendors and materials suppliers to determine their compliance and actions in place to do so. We are targeting June 1, 1999 to be complete with all compliance actions.


ITEM  7.     FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY  DATA

Power Cold Corporation and subsidiaries consolidated financial statements incorporated in this annual report Form 10KSB.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the registrant's fiscal year ending December 31, 1999 and the subsequent period up to the date of the former accountants release, there were no disagreements with the former accountant nor with the current account on any matter of accounting principles or practices, financial statement disclosures or auditing scope of procedure.

                                   PART  III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS The directors and executive officers of the Company are as follows:

NAME                    AGE     POSITION                       PERIOD  SERVED
-------------------     ---     --------------------------     -----------------
Francis  L.  Simola.     60     Chairman  of  the  Board       January  1,  1993
President  and  CEO

George  C.  Briley       74     Director,  and  CTO
                                Secretary,  Treasurer           September  1,  1994
                                President:
                                Technicold  Services,  Inc.     September  1,  1994
                                RealCold  Products,  Inc        September  1,  1994
                                Nauticon,  Inc.                 October  1,  1998
                                Channel Freeze
                                   Technologies, Inc.           October  1,  1998

H.  Jack  Kazmar         68     Director  and  COO              October  1,  1998
                                President:
                                Rotary  Power Enterprise, Inc.  October  1,  1998
                                Alturdyne Energy Systems, Inc.  September  1,  1999

A summary of the business experience and background of the Company's officers and directors is set forth below.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

FRANCIS L. SIMOLA Mr. Simola has been Chairman, CEO and President of PowerCold since the Company's inception in January 1993. Mr. Simola's background and experience includes; over 28 years in the computer industry with positions in various marketing and management operations with Unisys Corporation, formerly Burroughs Corporation; over 15 years as a consultant and principal in various high-tech companies. Mr. Simola is the founder and president of Simco Group Inc., a private investment company that controls a major interest in PowerCold. Simco provides services consisting of financing, marketing and management consulting for small technical start-up companies that have proven specialized niche products. Mr. Simola is a graduate of Peirce Business College with a degree in Marketing and Management, and attended Villanova University and Drexel University Evening College for additional course studies in Finance and Business Administration.

GEORGE C. BRILEY Mr. Briley has been a director of the PowerCold since September 1994, and is President of RealCold Products, Inc., and President of Technicold Services, Inc., PowerCold subsidiary companies. Mr. Briley has over forty-seven years experience in engineering and marketing in the refrigeration industry. After receiving his BSEE at Louisiana Polytechnic University, Summa Cum Laude, Mr. Briley was employed by York Corp. for twelve years, where he attended the York Engineering Training Program. At York he served as a Project Engineer and Sales Manager prior to management positions as a Branch Manager and Regional Manager. He then served with Frick Company for two years as Field Sales Manager. Mr. Briley was employed for thirteen years with Lewis Refrigeration
Company,  as   Vice  President   and  Board  Member;  and   fifteen  years  with
Refrigeration Engineering Corp. (RECO), as Vice President, Marketing and Research and Board Member. While serving Lewis and RECO, he helped build the companies into multi million dollar organizations, where they designed, engineered, manufactured, installed and serviced industrial refrigeration systems. Mr. Briley holds four US patents, and is a Registered Professional Engineer in five states. He is the author of many articles and papers regarding all aspects of industrial refrigeration. His services on professional organizations include; Founding President of the International Institute of Ammonia Refrigeration (IIAR); Fellow in American Society of Heating Refrigeration and Air Conditioning Engineers (ASHRAE), fellow and life member; Chairman and member of many committees, and a member at present of the ANSI-ASHRAE 15-1993 "Safety Code for Air Conditioning and Refrigeration".

H. JACK KAZMAR - Marketing Consultant with Rotary Power International, Inc. - 1993 - 1997. Mr. Kazmar is also a representative for several specialty heating and air conditioning products. Previously he worked at ICC as Vice President of Sales and Marketing. Mr. Kasmar has had more than 30 years experience in the commercial heating, ventilation and air conditioning equipment industry. From 1981 till 1969, Jack Kasmar was President and co-founder of Skil-Aire Corporation, a manufacturer of standardized commercial heating, ventilation and air conditioning products. From 1971 to 1981, Mr. Kasmar served in a number of positions of increasing responsibility at Fedders Corporation, including General Manager of Residential and Commercial Products Division and Airtemp Applied. Prior to joining Fedders, he held various positions with Worthington Corporation in direct sales and field management in NYC, Washington D. C., Baltimore and Philadelphia areas. Jack Kasmar holds a Bachelor of Science - Mechanical Engineering from Lafayette College in Easton, Pennsylvania.

Directors of the Company are elected every three years. Officers of the Company, elected by the Board of Directors, serve annually. There are no family relationships among the Directors and Officers of the Company.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999


ITEM  10.     EXECUTIVE  COMPENSATION

No Officer or Director of the parent Company received any cash salary as compensation during the year ended 1999.

Mr. Simola/Simco Group received 120,000 shares of common restricted stock for services rendered the Company for 1999. Simco Group received $60,000 related to payment due for expenses, which has accumulated with loans due Simco Group for a total due of $365,254.00 loaned the Company.

Mr.  Simola  worked  100%  of  his  time  for  PowerCold.

ITEM  11.     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND
MANAGEMENT

The following table sets forth information as of December 31, 1999, regarding the number of shares of the Company's common stock beneficially owned by (i) all beneficial owners of five percent (5%) or more of common stock, and (ii) each director. (iii) beneficial owner of outstanding preferred stock.

NAME  AND  ADDRESS                    AMOUNT  AND  NATURE           PERCENT
OF  BENEFICIAL  OWNER               OF BENEFICIAL OWNERSHIP (1)     OF CLASS (2)
---------------------               ---------------------------     ------------
George  C.  Briley                         652,602                     8.29%
  17  Pembroke  Lane
  San  Antonio,  TX.  78240
Terrence  J.  Dunne                        438,488                     5.57%
  West 717 Sprague Ave. No. 1100
  Spokane,  Washington  99204
Robert  E.  Jenkins                        403,728                     5.13%
  2903  Hillview  Road
  Austin,  Texas  78703
H.  Jack  Kazmar                           162,000                     2.06%
  36  West  Beechcroft  Road
  Short  Hills,  NJ  07078
Francis  L.  Simola  and  (3)            1,058,596                    13.44%
  Veronica  M.  Simola
  9408  Meadowbrook  Ave.
  Philadelphia,  Pa.  19118
Simco  Group,  Inc.  (4)                 1,146,500                   14.56%
  650  Sentry  Parkway,  Ste.1
  Blue  Bell,  PA.  19422
Total  Common  Stock                     3,861,914                   49.03%
--------------------                     ---------                   ------
Intermagnetics  General  Corporation     1,250,000                  100.00%
450  Old  Niskayuna  Road
Latham,  NY  12110
Total  Preferred  Stock                  1,250,000                  100.00%
-----------------------                  ---------                  -------

(1) The nature of beneficial ownership for all shares is sole voting and investment power.
(2)  The  per  cent  of  class  is  all  common  stock  and  preferred  stock.

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999

ITEM  12.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

(3)  Includes  minor  children
(4) Simco Group Inc., a privately held Nevada Corporation, (100%) owned by Francis L. Simola and Veronica M. Simola.

ITEM  13.     EXHIBITS  AND  REPORTS

(A)     FINANCIAL  STATEMENTS  AND  SCHEDULES

Exhibits:  None

Financial Statements exhibited herein the Annual Report on Form 10-KSB and are filed as a part hereof.


(B)  REPORTS  ON  FORM  8-K:

     8-K  May  7,  1999  -  Resignation  of  Registrants  Director
     8-K  December  12,  1999  -  Changes  in  Registrants Certifying Accountant

                                     SIGNATURES

Pursuant to the requirements of Section 13 of 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   POWERCOLD  CORPORATION

Dated:    April  14,  2000
                                        /s/ Francis L. Simola
                                   By:  __________________________
                                        Francis  L.  Simola
                                        President  and (Chief Executive Officer)

Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


Dated:  April  14,  2000
                                        /s/ Francis L. Simola
                                   By:  __________________________
                                        Francis  L.  Simola
                                        Director  and  President

                                        /s/ George C. Briley
                                   By:  __________________________
                                        George  C.  Briley
                                        Director,  Secretary  and  Treasurer

                                        H. Jack Kazmar
                                   By:  __________________________
                                        H  Jack  Kazmar
                                        Director

                              POWERCOLD CORPORATION
                                   FORM 10-KSB
                      For the year ended December 31, 1999



R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION





                              POWERCOLD CORPORATION
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                           (WITH INDEPENDENT AUDITORS'
                                 REPORT THEREON)


                     POWERCOLD CORPORATION AND SUBSIDIARIES

                                      INDEX


Independent  Auditors'  Report

Consolidated  Financial  Statements:

Balance  Sheets  -  December  31,  1999  and  1998

Statements  of  Operations  -  Years  ended  December  31,  1999  and  1998

Statements of Stockholders' Equity  -  Years ended December 31, 1999 and 1998

Statements  of  Cash  Flows  -  Years  ended  December  31,  1999  and  1998

Notes  to  Consolidated  Financial  Statements

R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION

7171  Harwin  Drive,  Suite  306
Houston,  Texas  77036-2197
Tel:  (713)  266-0691  Fax:  (713)  266-0692
E-Mail:  Rebassie@aol.com

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The  Board  of  Directors
PowerCold  Corporation:

We have audited the consolidated balance sheet of PowerCold Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company for 1998 were audited by other auditors, whose report, dated March 5, 1999, included an explanatory paragraph describing the uncertainty of the recovery of the Company's primary assets, comprising patent rights and related technology of $441,078 and goodwill of $125,925.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PowerCold and subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As shown in the consolidated financial statements, the Company incurred a net loss of $1,075,265 for 1999 and $1,690,187 for 1998. At December 31, 1999
current liabilities exceed current assets by $531, 997. These factors, and other discussed in Note 16 to the consolidated financial statements raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


                    /s/  R.  E.  Bassie  &  Co.,  P.C.

Houston,  Texas
March  30, 2000

POWERCOLD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1999 and 1998

           Assets                                         1999            1998
           ------                                   ---------------  ---------------
Current  assets:
  Cash                                              $       14,455   $       21,781
  Restricted cash (notes 4 and 6)                              -            400,000
  Trade accounts receivable, net of allowance
    for doubtful accounts of $ 138,379 in 1999
    and $84,533 in 1998                                     150,791           6,313
  Receivable from Channel Freeze Technologies               274,910             -
  Receivables from related parties                            1,312          72,618
  Interest receivable                                           -             9,918
  Refundable income taxes                                    52,222         124,156
  Inventories                                                34,993         156,699
  Prepaid expenses                                           69,347          62,511
                                                     ---------------  --------------
                       Total current assets                 598,030         853,996
                                                     ---------------  --------------
  Securities available for sale                                 -            32,500
  Investment in affiliate (note 3)                          621,092         825,988
  Property and equipment, net (note 5)                       24,301          42,483
  Patent rights and related technology net                  374,003         441,078
  Goodwill, net                                             115,398         125,925
                                                     ---------------  --------------
                         Total assets                $    1,732,824   $   2,321,970
                                                     ===============  ===============
                      Liabilities and Stockholders' Equity
Current  liabilities:
  Accounts payable and accrued expenses                     672,533         697,934
  Commissions payable                                        67,298          42,240
  Advances from affiliates (note 2)                         365,254             -
  Notes payable (note 6)                                     21,378         424,203
  Current installments of long-term debt (note 7)             3,564             -
                                                     ---------------  --------------
                  Total current liabilities               1,130,027       1,164,377
  Long-term debt, less current installments (note 7)          9,609             -
                                                     ---------------  --------------
                      Total liabilities                   1,139,636       1,164,377
                                                     ---------------  --------------
Stockholders'  equity  (notes  2  and  8):
  Convertible, preferred stock, Series A, $.001
    par value, $1,000,000 in liquidation, 1,250,000
   shares authorized, issued, and outstanding                 1,250           1,250
  Common stock, $.001 par value. Authorized 200,000,000
    shares: issued and outstanding, 7,876,641 shares
    in 1999 and 6,834,136 shares in 1998                      7,876           6,834
  Additional paid-in capital                              6,044,092       5,534,274
  Accumulated deficits                                   (5,451,530)     (4,376,265)
                                                     ---------------  --------------
                                                            601,688       1,166,093
  Less receivables for stock subscription                     8,500           8,500
                                                     ---------------  --------------
                Total stockholders' equity                  593,188       1,157,593
Commitments  and  contingent  liabilities                       -               -
                                                     ---------------  --------------
       Total liabilities and stockholders' equity    $    1,732,824   $   2,321,970
                                                     ===============  ==============
          See  accompanying  notes  to  consolidated  financial  statements.

POWERCOLD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 1999 and 1998

                                                          1999            1998
                                                    ---------------  ---------------
Revenues
  Product sales                                     $      442,545   $      148,659
  Services                                                  98,693          293,513
                                                    ---------------  ---------------
                         Total revenues                    541,238          442,172
                                                    ---------------  ---------------

Cost  of  Revenue:
  Product sales                                            349,804          119,532
  Services                                                  68,403          276,923
                                                    ---------------  ---------------
                      Total cost of revenue                418,207          396,455
                                                    ---------------  ---------------

Gross margin                                               123,031           45,717

Operating  expenses:
  Sales and marketing                                          -            509,464
  General and administrative                               916,127          584,368
  Allowance for doubtful accounts                           (2,755)             -
  Research and development                                     -             55,229
  Depreciation and amortization                            111,421           99,957
                                                    ---------------  ---------------
                     Total operating expenses            1,024,793        1,249,018
                                                    ---------------  ---------------
Operating loss                                            (901,762)       (1,203,301)

Other  income  (expense):
  Interest and other income                                    -            137,393
  Interest and other expense                               (71,676)         (31,289)
  Write-off of advances to affiliate                           -           (557,145)
                                                    ---------------  ---------------
                Total other income (expense)               (71,676)        (451,041)
                                                    ---------------  ---------------
Loss before provision for income taxes                    (973,438)      (1,654,342)

Provision for federal income expenses                          -                -

Net loss before losses of unconsolidated affiliates       (973,438)      (1,654,342)

Equity in loss of unconsolidated
  affiliates (note 3)                                     (103,462)         (35,845)
                                                    ---------------  ---------------
                                  Net loss          $   (1,076,900)  $   (1,690,187)
                                                    ===============  ===============

Basic  earnings  per  common  share:
  Loss from operations                              $        (0.14)  $        (0.19)
                                                    ===============  ===============
  Net loss                                          $        (0.15)  $        (0.27)
                                                    ===============  ===============
  Weighted average number of shares                      7,106,638        6,376,647
                                                    ===============  ===============

See  accompanying  notes  to  consolidated  financial  statements.

POWERCOLD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years ended December  31, 1999 and 1998


*begin 8 pt type*

                                                       Additional                     Stock          Total
                            Preferred      Common        Paid-in     Accumulated   Subscription   Stockholders'
                              Stock         Stock        Capital       Deficit      Receivable       Equity
                           ------------  ------------  ------------  ------------  -------------  --------------
Balance, December 31, 1997 $       -     $     5,995   $ 4,100,799   $(2,686,078)        (8,500)  $  1,412,216

Issuance of preferred
  stock Series A                 1,250           -         978,246           -              -          979,496
Issuance of common stock
  for cash                         -             118        99,882           -              -          100,000

Issuance of common stock
  for services                     -             621       293,447           -              -          294,068

Issuance of common stock
  for purchase of
  subsidiary                        -            100        62,900            -             -          63,000

Amounts due from stockholders       -            -          (1,000)           -             -          (1,000)

Net loss                            -            -             -       (1,690,187)          -      (1,690,187)
                           ------------  ------------  ------------  ------------  -------------  --------------

Balance, December 31, 1998        1,250        6,834     5,534,274     (4,376,265)       (8,500)    1,157,593

Issuance of common stock
  for services                     -             483       161,627            -             -         162,110

Issuance of common stock
  for cash                         -             559       348,191           -              -         348,750

Net loss                           -             -             -      (1,075,265)           -      (1,075,265)
                           ------------  ------------  ------------  ------------  -------------  --------------

Balance, December 31, 1999       1,250         7,876   $ 6,044,092   $(5,451,530)  $     (8,500)  $    593,188
                           ============  ============  ============  ============  =============  =============

*end 8pt type*





















See  accompanying  notes  to  consolidated  financial  statements.

POWERCOLD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 1999 and 1998

                                                          1999            1998
                                                    ---------------  ---------------

Cash  flows  from  operating  activities:

  Net loss                                          $   (1,075,265)  $   (1,690,187)
  Adjustments to reconcile net loss to net
  cash  used  in  operating  activities:
    Depreciation and amortization                          111,421           99,937
    Gain on sale of investment in
      unconsolidated affiliate                                 -            (37,121)
    Loss realized on disposition of subsidiary                 -              6,028
    Equity in loss of unconsolidated affiliates            103,462           35,845
    Write-off of advances to affiliate                         -            557,145
    Provision for doubtful accounts                            -             76,815
    Issuance of common stock for services                  162,110          294,068
    (Increase) decrease in accounts receivable             (43,044)          10,098
    Increase in receivable from Channel Freeze            (274,910)             -
    Decrease in receivable from related party               71,306              -
    Decrease in interest receivable                          9,918              -
    Decrease in refundable income taxes                     71,934              -
     (Increase) decrease in inventories                    121,706          (87,617)
    Increase in prepaid expenses                            (6,836)         (49,349)
    Increase  (decrease) in accounts payable
      and accrued expenses                                 (25,401)          66,007
    Increase in commissions payable                         25,058           42,240
    Decrease in federal income taxes payable                   -            (74,156)
                                                    ---------------  ---------------
Net cash used in operating activities                     (748,541)        (750,247)
                                                    ---------------  ---------------

Cash  flows  from  investing  activities:

  Purchase of property and equipment                           -             (3,637)
Cash received from acquired subsidiaries                       -           (572,095)
Proceeds from sale of investment in
  unconsolidated affiliate                                     -             44,984
Cash released from escrow related to sale
  of subsidiary                                                -            200,000
Proceeds from sale of securities available for sale         32,500         (234,152)
Release of restriction on cash                             400,000              -
Purchase of securities available for sale                      -             81,716
Increase in advances from affiliate                        365,254              -
Decrease in advances to affiliate                              -            160,347
                                                    ---------------  ---------------
Net cash provided by (used in) investing activities        797,754         (322,837)
                                                    ---------------  ---------------






See  accompanying  notes  to  consolidated  financial  statements.

POWERCOLD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 1999 and 1998

                                                          1999            1998
                                                    ---------------  ---------------

Cash  flows  from  financing  activities:
Principal payments on long-term debt                        (2,464)             -
Proceeds from short-term borrowings                            -             25,061
Principal payments on short-term notes payable            (402,825)         (11,966)
Proceeds from issuance of shares under
  private placement                                        348,750         100,000
Proceeds from sales of preferred stock                         -           979,496
                                                    ---------------  ---------------
Net cash provided by (used in) financing activities        (56,539)       1,092,591
                                                    ---------------  ---------------
Net increase (decrease) in cash                             (7,326)          19,507
Cash at beginning of year                                   21,781            2,274
                                                    ---------------  ---------------
Cash at end of year                                 $       14,455   $       21,781
                                                    ===============  ===============

Supplemental schedule of cash flow information:

  Interest paid                                     $       50,628   $       25,261
                                                    ===============  ===============
  Cash paid for income taxes                        $          -     $       74,156
                                                    ===============  ===============
Noncash  investing  activities:
  Unrealized gain (loss) on securities
    available for sale                              $          -     $           50
                                                    ===============  ===============
Noncash  financing  activities:
  Issuance of common stock for purchase of
    subsidiary                                      $         -      $       63,000
                                                    ===============  ===============
  Direct financing provided for investment
    in  unconsolidated affiliate                    $         -      $      300,000
                                                    ===============  ===============

















See  accompanying  notes  to  consolidated  financial  statements.

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

(1)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

THE  COMPANY

PowerCold Corporation, formally International Cryogenic Systems Corporation, (the Company) was incorporated on October 7, 1987 in the state of Nevada and operates in one business market, the development, design, manufacture, distribution, and servicing of refrigeration systems. The Company derives its revenues from three principal product lines. The first is a line of evaporative heat exchange systems for the HVAC and refrigeration and carbon dioxide system design. As part of this product line, the company also provides operation, maintenance, and safety seminars for ammonia refrigeration technicians and supervisors. The third line is the design and production of unique products for the refrigeration industry.

On December 28, 1992, The Company acquired the patent rights (U.S. Patent No. 4,928,492) and related engineering and technology to a process of quick freezing food products, and cleaning and treating various nonfood products by using a circulating cryogenic liquid in a closed pressurized vessel system, in exchange for 2,414,083 shares of common stock. Two directors of the Company were also directors of the company selling such patent rights.

PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, after elimination of Intercompany accounts and transactions. Wholly owned subsidiaries of the Company in 1999 include Technicold Services, Inc., RealCold Products, Inc., Nauticon Inc., and Rotary Power Enterprise, Inc.

PROPERTY  AND  EQUIPMENT  AND  DEPRECIATION

Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

EARNINGS  PER  SHARE

Earnings (losses) per common share have been computed by dividing net earnings (losses) by the weighted average number of common shares outstanding during the respective periods.

STATEMENTS  OF  CASH  FLOWS

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVESTMENTS

Investments consist of marketable equity securities (common stock). Marketable securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date.

Equity securities available for sale are carried at fair value. Unrealized losses of such securities are included as a component of stockholders' equity.

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RESEARCH  AND  DEVELOPMENT

Research and development expenses are charged to operations as incurred. The cost of intellectual property purchased from others that are immediately marketable or that have an alternative future use are capitalized and amortized as intangible assets. Capitalized costs are amortized using the straight-line method over the estimated economic life of the related asset, typically 10 years. At December 31, 1999 and 1998, capitalized patent development costs, net of amortization, were $374,003 and $441,078, respectively. Amortization expense was $67,075 for the year ended December 31, 1999 and $67,075 for the year ended December 31, 1998. The Company periodically reviews its capitalized patent costs to assess recoverability based on the projected undiscounted cash flows from operations. Impairments are recognized in operating results when a permanent diminution in value occurs.

REVENUE  RECOGNITION

The Company recognizes revenue from product sales upon shipment to the customer. Service revenue is recognized when services are performed and billable.

GOODWILL

Goodwill represents the excess of the purchase price and related direct costs over the fair value of net assets acquired as of the date of the acquisition. Goodwill is amortized on a straight-line basis over 10 years. Amortization of goodwill amounted to $10,527 for the years ended December 31, 1999 and 1998. Accumulated amortization amounted to $52,634 and $42,108 at December 31, 1999 and 1998, respectively. The Company periodically reviews its goodwill to assess recoverability based on projected undiscounted cash flows from operations. Impairments are recognized in operating results when a permanent diminution in value occurs.

RECLASSIFICATIONS

Certain 1998 amounts have been reclassified to conform to the 1999 presentation.

(2)     RELATED  PARTY  TRANSACTIONS

The Company has received funding on several occasions from Simco Group, Inc, (Simco), a separate legal entity wholly-owned by the Company's Chairman and Chief Executive Officer.

During 1999, Simco advanced $365,254 to the Company. During 1998, the Company advanced funds to Simco to invest in short-term and long-term marketable securities. At December 31, 1998, management of the Company determined that the value of the marketable securities had been permanently impaired. The total amount of advances to affiliate of $557,145 was written-off. Simco guarantees the Company an 8% annual return on these funds. Simco paid interest to the

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

Company for the year ended December 31, 1998 of $49,284. During 1998, a total of $195,000 was recorded as compensation for the Company's Chairman and Chief Executive Officer. No cash was paid related to the $195,000, but instead was used to reduce the funds advanced to Simco.

During 1998, the Company recorded expense of $30,000 related to the issuance of 120,000 shares of restricted common stock to Simco as payment for expenses and consulting services provided. An additional 100,000 shares were issued to reimburse Simco for payment of $63,000 in expenses of the Company, paid by Simco. The shares were issued at 50% of the bid price on date of issuance ranging from $0.25 per share to $.063 per share.

On September 30, 1994, the Board of Directors approved agreements with three key executives. The agreements provide that compensation for services rendered be paid through cash payments or through a stock option plan, determined annually by the Board. Sale of stock is subject to approval by the Treasurer and President of the Company. During 1998, the Company issued a total of 335,000 restricted shares on common stock to these three executives, including the 220,000 shares noted above for a total expense of $136,750. Shares are issued at 50% of the current bid price of the Company's stock. No cash was paid to these three executives during 1998.

In additions, the directors receive an annual payment of $2,500 for director's fees. The agreements further provide that two of the individuals receive a 2% commission not to exceed 5% on any direct sales of the Company. The third individual receives the highest of 3% commission on gross revenues and 5% on gross operating profits, or $10,000 per month. These employees also have the option to purchase shares of common restrictive stock of the Company at 50% of bid price 30 days after receiving payments for these services. In order to obtain these benefits, the employees must perform services for a period of three years effective on date of agreement or receive a pro rata share based on years of service. No commissions were accrued related to the agreements at December 31, 1999 and 1998.

Included in accounts payable and accrued expenses as of December 31, 1999 is $97,000 for amounts owed to the president of Technicold Services, Inc. and to the former President of Nauticom Inc.

(3)     ACQUISITIONS  AND  INVESTMENT  IN  AFFILIATE

     ACQUISITION  OF  ROTARY  POWER  ENTERPRISE,  INC.

Pursuant to the terms of the Rotary Power Enterprise, Inc. acquisition agreement, effective October 1, 1998, the Company issued 100,000 shares of common stock in exchange for 100% of the outstanding stock of Rotary Power Enterprise, Inc. Rotary Power Enterprise, Inc. was formed during 1998 for the purpose of developing a new product line for PowerCold. The acquisition resulted in goodwill of $65,399, which is being amortized on a straight-line basis over 10 years:

Purchase  price                                              $  65,399
Fair  value  of  net  asset  acquired                                -
                                                            ----------
     Excess  of  purchase  price  over  fair  value  of
     net  assets  acquired                                   $  65,399
                                                                ======

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

INVESTMENT  IN  AFFILIATE

The Company formed Channel Freeze Technologies, Inc. (CFTI) in 1998 to accommodate the acquisition of intellectual property assets related to Channel Ice Technology. On September 15, 1998, the Company executed an Agreement to acquire eighty percent (80%) of the assets of Channel Ice Technologies from SIR Worldwide LLC for a cash payment of $850,000 and additional installment fee payments of $5,950,000, plus stock options, and together with transfer of twenty (20%) interest in CFTL.

The Company paid an initial partial down payment of $250,000 and an additional $400,000, plus $3,750 in interest, of the $850,000 cash purchase price. A liability in the amount of $200,000 and $300,000 is included in accounts payable and accrued expenses at December 31, 1999 and 1998, respectively, for the remaining balance of the $850,000 cash payment. Fee payments due for sales of Channel Ice Technology units; either a 10% net fee payment for distributors or a 13% net sales fee payment for the basic sale of the net gross invoice price on all Channel Ice Technology units sold. Stock options; to acquire 400,000 shares of the common stock of PowerCold, par value $.001, at a price of $2.50 per share, for a period not to exceed two (2) years from the date of closing.

For each $1 million dollars in Channel Ice Technology unit sales, PowerCold shall acquire an additional 1% equity interest in CFTI for each payment of $85,000, up to a maximum ownership interest by PowerCold in CFTI of 80%.

The Company shall have the right to prepay any or all amounts owed. PowerCold shall have exclusive right of first refusal and option to acquire all interest in CFTI for a period not to exceed five years and for a price equal to the then market value or as mutually agreed.

Financial information for Channel Freeze Technologies, Inc. is summarized below:

                                          December  31,
                                   -------------------------
                                      1999           1998
                                   ---------      ----------

Current  assets                    $  16,452      $    1,609
Noncurrent  assets                   779,746         836,869
                                   ---------      ----------
     Total  assets                   796,198         838,478
Less  current  liabilities           355,568          93,548
                                   ---------      ----------
     Equity                        $ 440,630      $  744,930
                                   =========      ==========

Net  loss                          $ 304,300      $ 105,069
                                   =========      ==========

(4)     RESTRICTED  CASH

Restricted cash at December 31, 1998, consisted of a certificate of deposit, which collateralized short-term borrowings.

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

(5)     PROPERTY  AND  EQUIPMENT

Property  and  equipment  is  summarized  as  follows:

                                          December  31,
                                   -------------------------
                                      1999           1998
                                   ---------      ----------

Machinery  and  equipment          $  26,877      $  12,540
Prototypes  and  molds                73,420         71,030
Furniture  and  fixtures               8,804          9,894
                                   ---------      ----------
  Total  property  and  equipment    109,101         93,464
Less accumulated depreciation         84,800         50,981
                                   ---------      ----------
  Net  property  and  equipment    $  24,301      $  42,483
                                   =========      ==========

Depreciation expense for the years ended December 31, 1999 and 1998 was $33,819 and $20,700, respectively.

(6)     NOTES  PAYABLE

At  December  31,  1999  and  1998,  notes  payable  represented  the following:

A note payable to a bank under a financing agreement that permits the Company to borrow up to $25,000. The agreement provides for interest at 9.25%. The note is secured by the personal guarantee from one of the officers. At December 31, 1999 and 1998, $21,378 and $25,000, respectively, were outstanding against the note. The financing agreement matured in July 1999.

A note payable to a bank under a financing agreement that permits the Company to borrow up to $400,000. The agreement provides for interest at 7%. The note was secured by a $400,000 certificate of deposit. At December 31, 1998, $399,142 was outstanding against the note. The note was repaid in 1999 with the proceeds from the above-mentioned certificate of deposit.

(7)     LONG-TERM  DEBT

Long-term debt at December 31, 1999 represents a note payable in monthly installments of $297, with interest at 9.5%, through April 2004. Aggregate yearly maturities of long-term debt for the years after December 31, 1999 are as follows:

2000                $   3,564
2001                    2,783
2002                    3,041
2003                    3,785
                    ---------
                    $  13,173
                    =========

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

(8)     PREFERRED  STOCK

The Company currently has 1,250,000 shares of preferred stock outstanding at December 31, 1999. This stock is designated as Series "A" Convertible Preferred Stock and was issued to a single investor. This stock has a par value of $.001 per share and a stated value of $.80 per share in liquidation and has preference over common stock in liquidation.

The stock is convertible at the option of the holder at a rate determined by dividing $1.00 by the conversion price. Each share of stock shall automatically be converted into shares of common stock at the then effective conversion price on September 14, 2002. Each share of the stock may, at the option of the Company, be converted into shares of common stock at 120% of the then effective conversion price.

Holders of Series "A" Convertible Preferred Stock are entitled to a number of votes per share equal to the number of shares of common stock into which each such share of Series "A" Convertible Preferred Stock held by such holder is convertible at the time of such vote.

Each issued and outstanding share of Series "A" Convertible Preferred Stock shall be entitled to receive cumulative preferential dividends, payable in cash or common stock at the option of the Company, at the annual rate of $0.064 per share, payable quarterly.

(9)     STOCK  BASED  COMPENSATION

During 1999, the Company authorized and issued a total of 1,004,558 options at an exercise price of $.50 per share for employee compensation. During 1998, the Company authorized and issued a total of 600,000 options at an exercise price of $.60 per share, for employee compensation. The Company also issued a total of $460,000 options during 1998 for goods and services. Since the Company accounts for the compensation cost associated with the issuance of stock options to employees for compensation under APB Number 25, no compensation cost was recognized in income during the years ended December 31, 1999 and December 31, 1998.

Stock and stock options issued goods and services are valued based upon the fair value of the consideration received.

Total  and  Weighted  Average  Exercise  Price  of  Options
-----------------------------------------------------------
                                                          Weighted Average
           1999                                Total      Exercise  Price
--------------------------                 ------------   ---------------

Outstanding  at  January  1,  1999            1,660,000         $1.24
Outstanding  at  December  31,  1999          2,554,558          1.00
Exercisable  at  December  31,  1999          2,554,558          1.00
Granted  at  December  31,  1999              2,554,558          1.00
Exercised  at  December  31,  1999                  -               -
Forfeited  at  December  31,  1999                  -               -
Expired  during  1999                               -               -

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

                                                          Weighted Average
           1999                                Total      Exercise  Price
--------------------------                 ------------   ---------------
Outstanding  at  January  1,  1998              300,000         $1.75
Outstanding  at  December  31,  1998          1,660,000          1.24
Exercisable  at  December  31,  1998          1,660,000          1.24
Granted  at  December  31,  1998              1,660,000          1.24
Exercised  at  December  31,  1998                  -               -
Forfeited  at  December  31,  1998                  -               -
Expired  during  1998                               -               -

Valuing per SFAS 123, par 22, the weighted average exercise price is $1.00 at December 31, 1999. Average price for 1999 was $.90 with validity of .47. The fair value of options granted during 1999 was approximately $250,000.

(10)     REPORTABLE  SEGMENTS

PowerCold currently has four reportable segments: Nauticon Inc., RealCold Products, Inc.,Technicold Services, Inc., and Rotary Power Enterprise, Inc. Nauticon Inc. offers a product line of evaporative heat exchange systems for HVAC and refrigeration industry. Technicold Services, Inc. offers consulting engineering services, including process safety management compliance and ammonia refrigeration technicians and supervisors. RealCold Products, Inc. offered custom industrial refrigeration packages and merchant carbon dioxide plants in a joint venture with the Wittemann Company, Inc. RealCold Products, Inc. designs and produces unique products for the refrigeration industry. Rotary Power Enterprise, Inc. provides customized rotary engines to power a variety of chiller and refrigeration systems. Segment information for the years ended December 31, 1999 and 1998 as follows:
                                          December  31,
                                   -------------------------
Net Revenues                          1999           1998
                                   ---------      ----------
  Nauticon  Inc.                   $  91,006      $  112,522
  RealCold  Products  Inc.           212,596         224,477
  Technicold  Services,  Inc.         50,611         105,173
  Rotary  Power Enterprises, Inc.    187,025             -
                                   ---------      ----------
                                   $ 541,238      $  442,172
                                   ==========     ==========
Operating  loss
  Nauticon  Inc.                   $(290,568)     $(461,212)
  RealCold  Products  Inc.          (213,306)       (79,689)
  Technicold  Services,  Inc.          7,538         (5,943)
  Rotary Power Enterprises, Inc.     (35,597)        (7,671)
  Corporate  expenses               (368,194)      (648,786)
                                   ---------      ----------
                                   $(900,127)    $(1,203,301)
                                   ==========     ==========
Identifiable  assets
  Nauticon  Inc.                   $ 385,927      $  545,060
  RealCold  Products  Inc.           144,651          76,304
  Technicold  Services, Inc.          59,473         240,359
  Rotary Power Enterprises, Inc.     129,993          96,563
  Corporate                        1,012,780       1,363,684
                                   ---------      ----------
                                  $1,732,824      $2,321,970
                                   =========       =========

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

(11)     FEDERAL  INCOME  TAX  EXPENSE

There  is  no  federal  income tax expense for the year ended December 31, 1999.

Income tax expense from continuing operations differs from the amount, which would be provided by applying the statutory federal income tax rates because of the following:

                                             Year  ended  December  31,
                                             --------------------------
                                                 1999          1998
                                             ------------  ------------

Computed at the expected statutory rate $ (366,528) $ (574,664) Nondeductible items and other permanent
     differences                                     938           654
Change  in  valuation  allowance                 365,590       574,010
                                             ------------  ------------
Prior year unrecognized deferred tax asset   $       -     $       -
                                             =============  ===========

The  temporary  differences  that  result in deferred tax assets are as follows:

                                                   December  31,
                                            -------------------------
                                               1999           1998
                                           ----------     -----------

Deferred  tax  assets:
Accrued wages payable to shareholder        $     -       $       -
Write-off  of  intangible  assets             334,686         334,686
Losses related to unconsolidated affiliate    413,700         413,700
Loss  on  write-off  of  impaired stock       189,430         189,430
Net  operating  loss  carryforward            852,199         486,609
                                           ----------     -----------
Gross  deferred  tax  assets                1,790,015       1,424,425
Valuation  allowance                       (1,790,015)     (1,424,425)
                                           ----------     -----------
Net  deferred  tax  assets                 $      -       $       -
                                           ==========     ===========

A $961,085 tax net operating loss was incurred for the year-end December 31, 1999. The Company's net operating loss carryforwards for income tax purposes is approximately $1,790,015, of which $358,015 expires in 2019, $1,055,000 in 2018, and  $377,000  in  2012.

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998

(12)     EARNINGS  PER  SHARE

Diluted earnings per share is not presented due to the loss from operations in the years presented. In accordance with the requirements of SFAS 128, no potential common shares are included in the computation of diluted per share amounts due to the loss from continued operations. Options to purchase 2,554,558 shares of common stock were outstanding at December 31, 1999 at exercise prices ranging from $0.50 per share to $2.50 per share, but were not included because they would have been anti-dilutive to the loss from continuing operations. The options expire over the period from April 30, 1999 through February 7, 2001. Preferred dividends of $20,000 increase the loss used to calculate earnings per share.

(13)     COMMITMENTS

     OPERATING  LEASES

The Company leases certain sales offices, plant space, and equipment under operating lease agreements, which expire at various times throughout 2002. Total rent expense was $95,322 and $100,902 in 1999 and 1998 respectively.

Future  minimum  rental  commitments  as  of  December 31, 1999 were as follows:

     Year  ending  December  31,
     2000                              $  102,934
     2001                                 100,231
     2002                                  50,891
                                       ----------
                                       $  254,056
                                       ==========

(14)     LITIGATION

Management of the Company is seeking to recoup damages from the former president and shareholder of Nauticon Inc. in connection with Nauticon Inc.'s acquisition by the Company. Related to this matter is the ownership of certain patents ($441,078 and $508,153 carrying value at December 31, 1998 and 1997 respectively) and the amount of compensation owed to the former Nauticon Inc. shareholder ($88,600 accrued and included in accounts payable and accrued expenses at December 31, 1998 and 1997). The former Nauticon Inc. shareholder was granted options to purchase 133,763 shares of common stock of the Company at $1.50 per share (increasing to $2.00 per share before expiring in July 2000). Nauticon Inc. is a defendant in several lawsuits filed by suppliers. Nauticon Inc. denies any liability. Counsel has advised that it is not possible to project the outcome at this time. It is the opinion of management that this matter will not have a material adverse effect on the Company's financial position or results of operations.

(15)     GOING  CONCERN

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and the Company has used substantial amounts of working capital in its operations. At December 31, 1999, current liabilities exceed current assets by $531,997 and intangible assets

                     POWERCOLD CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998


comprise a material portion of the Company's assets. The recovery of these intangible assets is dependent upon achieving profitable operations and favorable resolution of the matter discussed in note. The ultimate outcome of these uncertainties cannot presently be determined. Management is actively seeking additional equity financing. Additionally, management believes that the prior year acquisitions will lead to the overall structure necessary to fulfill the Company's strategic plans.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, and the success of its future operations. Management believes that actions presently being taken to obtain additional equity financing and increase sales provide the opportunity to continue as a going concern.

(16)     YEAR  2000  ISSUE

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define a specific year. Absent corrective actions, a computer program that has date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions to various activities and operations.

The Company primarily uses licensed software products in its operations with a significant portion of processes and transactions centralized in several particular accounting software packages. The Company has not experienced any year 2000 problems to date; however, the Company plans to continue to monitor the situation closely.

EXHIBIT 2




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D C 20549

                                   FORM 10-QSB

                   QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        FOR THE QUARTER ENDED  MARCH 31, 2000

                        COMMISSION FILE NUMBER  33-19584

                              POWERCOLD CORPORATION
             (Exact name of registrant as specified in its charter)

NEVADA                                                  23-258270
(State  of  Incorporation)                                (IRS  Employer
Identification  No.)

103  GUADALUPE  DRIVE
CIBOLO,  TEXAS  78108                         210-659-8450
(Address of principal executive offices)                 (Registrant's telephone
number)

       Securities registered pursuant to Sections 12(b) of the Act: NONE Securities registered pursuant to Sections 12(g) of the Act: NONE

Common  Stock,  $0.001  Par  Value                           OTC  Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required by Section 13 or 15(d) of the Securities and Exchange Act of 1934 during the preceding 12 months and (2) has been subject to such filing requirements for the
past  90  days.  Yes   X   NO.

As of March 31, 2000, 8,924,996 Common Shares were outstanding, and the aggregate market value of such shares held by non-affiliates was approximately $2,852,729

                              POWERCOLD CORPORATION

                                AND SUBSIDIARIES

                                      INDEX
                                      -----




PART  I.     FINANCIAL  INFORMATION                                         PAGE

     ITEM  1:     FINANCIAL  STATEMENTS  (UNAUDITED)


     Consolidated  Balance  Sheets  as  of
          March  31,  2000  and  December  31,  1999.                          3

          Consolidated  Statement  of  Operations  for  Three
          Months  Ended  March  31,  2000  and  March  31,  1999.              4

          Consolidated  Statement  of  Cash  Flows  for  Three
          Months  Ended  March  31,  2000  and  March  31,  1999.              5

          Notes  to  Consolidated  Financial Statements at March 31, 2000.     6


     ITEM  2:     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF                  8
     FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS.



PART  II.   OTHER  INFORMATION                                                13

     ITEM  1.     LEGAL  PROCEEDINGS.

     ITEM  2.     CHANGES  IN  SECURITIES.

     ITEM  3.     DEFAULTS  UPON  SENIOR  SECURITIES.

     ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS.

     ITEM  5.     OTHER  INFORMATION.

     ITEM  6.     EXHIBITS  AND  REPORTS  ON  FORM  8-K.

R.  E.  BASSIE  &  CO.,  P.C.
CERTIFIED  PUBLIC  ACCOUNTANTS
A  PROFESSIONAL  CORPORATION

7171  Harwin  Drive,  Suite  306
Houston,  Texas  77036-2197
Tel:  (713)  266-0691  Fax:  (713)  266-0692
E-Mail:  Rebassie@aol.com

                         INDEPENDENT ACCOUNTANTS' REPORT
                         -------------------------------

The  Board  of  Directors
PowerCold  Corporation:

We have reviewed the accompanying condensed consolidated balance sheet of PowerCold Corporation and Subsidiaries as of March 31, 2000, and the related condensed consolidated statements of operations and cash flows for the three-month periods ended March 31, 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the condensed financial statements (and Note 4 to the annual financial statements for the year ended December 31, 1999 (not presented herein), certain conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 (and
Note  4)  to  the  respective  financial  statements.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of PowerCold Corporation and Subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 30, 2000, we expressed an unqualified opinion on those consolidated financial statements and included an explanatory paragraph concerning matters that raise substantial doubt about the Company's ability to continue as a going concern. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1999 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/  R.  E.  Bassie  &  Co.,  P.C.


Houston,  Texas
May  10,  2000

                       POWERCOLD CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      March 31, 2000 and December 31, 1999
            (Unaudited - see accompanying accountants' review report)

                                                        2000              1999
                                                                        (Audited)
                                                   ---------------   ---------------
                                          Assets
Current  assets:
  Cash                                             $      363,728    $       14,455
  Trade accounts receivable, net of allowance
    for doubtful accounts of $81,778 in 2000
    and 1999                                               69,291           150,791
  Receivable from Channel Freeze Technologies             283,410           274,910
  Receivable from related parties                           1,312             1,312
  Refundable income taxes                                  52,222            52,222
  Inventories                                              34,993            34,993
  Prepaid expenses                                         69,347            69,347
                                                   ---------------   ---------------
                        Total current assets              874,303           598,030
                                                   ---------------   ---------------
  Investment in affiliate                                 616,332           621,092
  Property and equipment, net                              20,596            24,301
  Patent rights and related technology, net               361,426           374,003
  Goodwill, net                                           112,766           115,398
                                                   ---------------   ---------------
                        Total assets               $    1,985,423    $    1,732,824
                                                   ===============   ===============
                      Liabilities and Stockholders' Equity
Current  liabilities:
  Accounts payable and accrued expenses                   711,711           672,533
  Commissions payable                                      67,298            67,298
  Advances from affiliates                                398,198           365,254
  Short-term borrowing                                     21,378            21,378
  Current installments of long-term debt                    3,564             3,564
                                                   ---------------   ---------------
                    Total current liabilities           1,202,149         1,130,027
Long-term debt, less current installments                   9,609             9,609
                                                   ---------------   ---------------
                    Total liabilities                   1,211,758         1,139,636
                                                   ---------------   ---------------
Stockholders'  equity:
  Convertible, preferred stock, Series A,
    $.001  par  value, $1,000,000 in liquidation,
    1,250,000 shares authorized, issued
    and outstanding                                         1,250             1,250
  Common  stock,  $.001  par  value.  Authorized
    200,000,000  shares:  issued  and  outstanding,
    8,924,996 shares in 2000 and 7,876,641 in 1999          8,925             7,876
  Additional paid-in capital                            6,557,108         6,044,092
  Accumulated deficit                                  (5,785,118)       (5,451,530)
                                                   ---------------   ---------------
                                                          782,165           601,688
Less receivable for stock subscription                     (8,500)           (8,500)
                                                   ---------------   ---------------
                  Total stockholders' equity              773,665           593,188
Commitments  and  contingent  liabilities
       Total liabilities and stockholders' equity  $    1,985,423    $    1,732,824
                                                    ==============   ===============
          See  accompanying  notes  to  consolidated  financial  statements.

                      POWERCOLD CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    Three months ended March 31, 2000 and 1999
            (Unaudited - see accompanying accountants' review report)

                                             2000              1999
                                          (Reviewed)        (Unaudited)
                                        ---------------   ---------------
Revenues:
  Product sales                         $       28,708    $       66,965
  Services                                      14,190            26,603
                                        ---------------   ---------------
       Total revenues                           42,898            93,568
                                        ---------------   ---------------

Cost  of  revenues
  Product sales                                 34,945            34,468
  Services                                       9,876            43,594
                                        ---------------   ---------------

        Total cost of revenues                  44,821            78,062
                                        ---------------   ---------------
Gross margin                                    (1,923)           15,506

Operating  expenses:
  General and administrative                   295,352           103,682
  Sales and marketing                              -              90,218
  Research and development                         -              16,048
  Depreciation and amortization expense         18,914            25,494
                                        ---------------   ---------------
       Total operating expenses                314,266           235,442
                                        ---------------   ---------------

Operating loss                                (316,189)         (219,936)

Other  income  (expenses):
  Interest income                                  -              10,043
  Interest expense                             (12,639)          (14,482)
                                        ---------------   ---------------
       Total other income (expense)            (12,639)           (4,439)

Loss before provision for income tax          (328,828)         (224,375)
                                        ---------------   ---------------
Provisions for income taxes                        -                 -

Loss before losses of unconsolidated
  affiliates                                  (328,828)         (224,375)

Equity in loss of unconsolidated
  affiliates                                    (4,760)          (35,567)
                                        ---------------   ---------------
Net loss                                 $    (333,588)   $     (259,942)
                                        ===============   ================

Net  loss  per share                     $       (0.04)   $         (0.03)
                                        ===============   ================
Weighted average common shares               8,222,811          6,836,935
                                        ===============   ================

 See  accompanying  notes  to  consolidated  financial  statements.

                      POWERCOLD CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   Three months ended March 31, 2000 and 1999
           (Unaudited - see accompanying accountants' review report)

                                                     2000              1999
                                                  (Reviewed)        (Unaudited)
                                                ---------------   ---------------
Cash flows from operating activities:
  Net  loss                                     $    (333,588)    $     (259,942)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation and amortization                      18,914             25,494
    Equity loss in unconsolidated affiliate             4,760             35,567
    Common stock issued for operating expenses        139,065             59,511
    (Increase) decrease in accounts receivable         81,500            (55,929)
    (Increase) decrease in receivable from
      Channel Freeze                                   (8,500)               -
    Increase in interest receivable                       -              (63,515)
    (Increase) decrease in inventories                    -               (5,984)
    (Increase) decrease in prepaid expenses
      and other current assets                            -                1,254
    Increase in accounts payable and accrued
      expenses                                         39,178             12,838
                                                ---------------   ---------------
Net cash used in operating activities                 (58,671)          (250,706)
                                                ---------------   ---------------
Cash  flows  from  investing  activities:
  Increase in advances from affiliate                  32,944            295,179
  Proceeds from sale of securities available
    for sale                                              -               32,500
                                                ---------------   ---------------
Net cash provided by investing activities              32,944            327,679
                                                ---------------   ---------------
Cash  flows  from  financing  activities:
  Proceeds from short-term borrowings
                                                          -                6,669
  Repayment of short-term borrowings
                                                          -              100,000)
  Proceeds from issuance of shares under
    private placement                                 375,000                -
                                                ---------------   ---------------
Net  cash  provided  by (used in)
  financing activities                                375,000            (93,331)
                                                ---------------   ---------------
Net increase (decrease) in cash                       349,273             (16,358)
Cash at beginning of year                              14,455              21,781
                                                ---------------   ---------------
Cash at end of year                             $     363,728     $        5,423
                                                ===============   ===============

Supplemental  schedule  of  cash  flow  information:
  Interest paid                                 $       12,639    $       14,482
                                                ===============   ===============
Noncash  operating  activities:
  Common stock issued for deferred compensation $          -      $       39,900
                                                ===============   ===============

See  accompanying  notes  to  consolidated  financial  statements.

POWERCOLD  CORPORATION                         Notes  to  Consolidated
AND  SUBSIDIARIES                              Financial  Statements  at
                                               March  31,  2000 (Unaudited)


(1)     GENERAL

The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation for each of the periods presented. The results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years.

As contemplated by the Securities and Exchange Commission (SEC) under Rule 10-01 of Regulation S-X, the accompanying consolidated financial statements and related footnotes have been condensed and do not contain certain information that will be included in the Company's annual consolidated financial statements and footnotes thereto. For further information, refer to the Company's 1999 audited consolidated financial statements and related footnotes.

(2)     OPERATIONAL  STATUS

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses in recent years and for the three-month period March 31, 2000, and the Company has used substantial amounts of working capital in its operations. At March 31, 2000, current liabilities exceed current assets by $327,846 and intangible assets comprise a material portion of the Company's assets. The recovery of these intangible assets is dependent upon achieving profitable operations and favorable resolution of the matter discussed in this note. The ultimate outcome of these uncertainties cannot presently be determined. Management is actively seeking additional equity financing. Additionally, management believes that the prior years acquisitions will lead to the overall structure necessary to fulfill the Company's strategic plans.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company, and the success of its future operations. Management believes that actions presently being taken to obtain additional equity financing and increasing sales provide the opportunity to continue as a going concern.

(3)     UPDATED  INFORMATION

The following updated transaction is from prior information, which was included in Form 10KSB for the year ended December 31, 1999.

The Company formed Channel Freeze Technologies, Inc. (CFTI) in 1998 to accommodate the acquisition of intellectual property assets related to Channel Ice Technology. On September 15, 1998, the Company executed an Agreement to acquire eighty percent (80%) of the assets of Channel Ice Technologies from SIR Worldwide LLC for a cash payment of $850,000 and additional installment fee payments of $5,950,000, plus stock options, and together with transfer of twenty (20%) interest in CFTI.

POWERCOLD  CORPORATION                         Notes  to  Consolidated
AND  SUBSIDIARIES                              Financial  Statements  at
                                               March  31,  2000 (Unaudited)

The Company paid an initial partial down payment of $250,000 and an additional $400,000, plus $3,750 in interest of the $850,000 cash purchase price. Fee payments due for sales of Channel Ice Technology units; either a 10% net fee payment for distributors or a 13% net sales fee payment for the basic sale of the net gross invoice price on all Channel Ice Technology Units sold. Stock options; to acquire 400,000 shares of the common stock of PowerCold, par value $0.001, at a price of $2.50 per share, for a period not to exceed two (2) years from the date of Closing.

For each 1 million dollars in Channel Ice Technology Unit sales, PowerCold shall acquire an additional (1%) equity interest in Purchaser for each payment of 85,000, up to a maximum ownership interest by PowerCold in CFTI of (80%).

The Company shall have the right to prepay any or all amounts owed. PowerCold shall have the exclusive right of first refusal and option to acquire all interest in CFTI for a period not to exceed five years and for a price equal to the then market value or as mutually agreed.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Forward looking statements made herein are based on current expectations of the Company that involves a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements are made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The factors that could cause actual results to differ materially include; interruptions or cancellation of existing contracts, impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources than the Company, product development and commercialization risks and an inability to arrange additional debt or equity financing.

GENERAL  FINANCIAL  ACTIVITY

POWERCOLD CORPORATION - is a solution provider of energy efficient products for users of industrial and commercial refrigeration systems world-wide. The Company operates across many market sectors from large industrial food processors to small commercial air conditioning systems. The firm's focus is to give customers products and systems that allow them to benefit from current changes occurring in the natural gas and electrical utility marketplace. Refrigeration is the most energy intensive operation most business operators face. PowerCold has the opportunity to provide products and systems, that customers require to take advantage of these changes, to improve profitability by reducing their operating costs.

Deregulation of the gas and electric utilities will provide continuing opportunities, creating new markets for more efficient refrigeration systems. PowerCold has the products, experience and creative ability to package unique refrigeration systems for the multi-billion dollar refrigeration market. The Company is acquiring synergistic businesses, and marketing alliances are being formed with major utility companies and established refrigeration companies for these products and services.

The  Company's  business operations are supported by a management team with over
(150) years experience. The Company maintains administrative corporate offices in Cibolo, Texas, and Philadelphia, Pennsylvania. Engineering and manufacturing facilities are located in Cibolo, Texas.

The Company's mission is to be a solution provider of energy efficient products for the multi-billion dollar refrigeration, air condition and power industry. The Company's goal is to achieve profitable growth and increase shareholder value - providing superior products and services through related acquisitions and joint ventures.

POWERCOLD  COMPANIES:

REALCOLD PRODUCTS, INC. - designs and manufactures unique energy efficient packaged products for the refrigeration industry. RealCold Products also supports Rotary Power Enterprise and Alturdyne Energy Systems by engineering and packaging their products. RealCold Products will also support Channel Freeze
Technologies by designing and packaging their accompanying refrigeration systems. Management believes that the recent acquisition of Channel Freeze and Alturdyne Energy Systems should provide improved revenues and profits (subject to sufficient working capital) for RealCold Products in 2000, based upon its expertise in custom manufacturing systems. There are proposed alliances with other refrigeration companies, whereas RealCold Products will package various components adding value for a total turnkey refrigeration system.

NAUTICON INC. - manufactures and markets a product line of patented evaporative heat exchange systems for the HVAC and refrigeration industry. The new patented products are innovative and unique in design, use new material technology, is simple to manufacture, and have a low operating cost. They are used for condensers, fluid coolers, subcoolers, and cooling towers. Nauticon products can save power cost in the refrigeration industry by 20% to 30%, making these units contribute to the utilities needs to reduce power demand. There are over 150 systems installed in the US.

TECHNICOLD SERVICES, INC. - offers consulting engineering services, including process safety management compliance and ammonia refrigeration and carbon dioxide system design. TSI also provides operation, maintenance and safety seminars for ammonia refrigeration technicians and supervisors.

ROTARY POWER ENTERPRISE, INC. - was formed (September 1998) as a new PowerCold entity to acquire the Natural Gas Business from Rotary Power International. The agreement includes: the business assets including intellectual property, inventory and manufacturing capability; a marketing agreement with one of the world's largest supplier of supermarket refrigeration equipment, for marketing the natural gas engine screw compressor systems to supermarkets; the North American rights to the small 65 series Mazda natural gas engine block, subject to Mazda Agreement; and an exclusive Distributor Agreement for the Rotary Power 580 series engines form Rotary Power International, Inc. The Company has delivered fourteen 65 HP engines and one 500 HP engine on its major sales agreement with Kem Equipment Company, an engine packager for OEM applications for the oil and gas industry in Western Canada. The Sales Agreement is for (100 small 65 HP and 60 large 500 HP) natural gas engines valued some $5 million. The major application is for oil and gas field systems. The initial (160) engines are scheduled for delivery to a major Canadian oil and gas operation in Western Canada.

CHANNEL FREEZE TECHNOLOGIES, INC. - was recently formed (September 1998) as a PowerCold subsidiary to acquire 80% of the assets of Channel Ice Technologies. Channel Ice produces a proprietary patented and economical multi-purpose freezing system, suitable for virtually any liquid or semi-liquid product, that is inherently more efficient than prior technologies in a variety of industries including; block ice - for ice plants, fish and produce industries; food and food byproducts - for food suppliers and their leftover byproducts, fruit and juice products. The most notable new application is for highly efficient management of liquid and semi-liquid industrial waste products for municipal water, pulp and paper plants and utilities. The freeze-thaw process; waste is frozen, the water in the frozen sludge drains almost immediately during thaw, and the remaining materials are than disposed of at greatly reduced cost, recycled or sold.

ALTURDYNE  ENERGY  SYSTEMS  -  PowerCold  recently  signed a Letter of Agreement
(December 1998), to acquire a division of Alturdyne that produces natural gas engine driven water chillers. The Company also announced a Strategic Alliance with Alturdyne for manufacturing and marketing of their respective products.

Alturdyne is an innovative manufacturer of standby diesel generator sets, turbine and rotary generator sets, pumps and natural gas engine-driven chillers.

Alturdyne's strength lies in its power engineering personnel, who are knowledgeable in the generator set business, telephone company applications, small turbines, rotaries and chillers. Their capabilities and experience in developing low cost, customer power packages that meet specific needs have established Alturdyne's excellent reputation in the industry. Alturdyne's added expertise is in the design and production of rotary engines.

Alturdyne Energy Systems, as an Alturdyne division installed over (140) chillers systems. The manufacturing operations have been moved to the Company's facility in Cibolo, Texas. The added expertise of RealCold Products engineering and manufacturing should enhance the existing chiller business.

RESULTS  OF  OPERATIONS  -  FIRST  QUARTER  2000

The Company's Consolidated Statements of Operations for the first quarter ended March 31, 2000 compared to the first quarter ended March 31, 199: Total revenue for the first quarter 2000 was $42,898 compared to $93,568 for 1999; operating loss of ($316,189) for 2000 compared to ($219,936) for 1999; and net loss of ($333,588) or ($0.04) per share for 2000 compared to a net loss of ($259,942) or ($0.04) per share for 1999. Net income (loss) per share was based on weighted average number of shares of 8,222,811 for 2000 compared to 6,836,935 for 1999.

The Company's Consolidated Balance Sheets as of March 31, 2000 and March 31, 1999 respectively: Total current assets were $874,303 for 2000 and $1,001,712 for 1999; total assets were $1,985,423 for 2000 and $2,376,125 for 1999; total liabilities were $1,211,758 for 2000 and were $1,379,063 for 1999; total stockholders' equity was $773,665 for 2000 and $997,062 for 1999; and the Company has no long term debt.

The first quarter ending March 31, 2000; operating loss was due to maintaining general Company operating overhead including additional engineering and marketing costs for Nauticon and Channel Freeze product lines. The Company issued a total of 448,355 shares of new common restricted shares in the first quarter for consulting services. The Company issued a total of 600,000 shares of new common restricted shares in the first quarter for $375,000.00 cash.

Management believes that its working capital may not be sufficient to support both its operations and growth plans for acquisitions and joint ventures for the near future. But, actions presently being taken to obtain additional financing to support its related acquisitions and their unique products will provide the opportunity to increase its sales and revenue.

Because of insufficient working capital needed for raw materials and labor for the Company, sales and revenue was greatly impaired. The Company had to cancel some $1.7 Million in orders. The working capital shortage was mainly due because of the large amounts of Company funds that was used for the promotion and support of the new Channel Freeze business in 1999.

Nauticon has been continually hindered by major operating and legal expenses due to previous inept management. Because of the major operating losses incurred by previous management, Nauticon does not have sufficient resources to continue operations, therefore the Company has ceased Nauticon's operations. The Nauticon product technology was licensed to RealCold Products for a two and one half per cent (2 1/2%) royalty fee on product sales.
Channel Freeze sales and revenue continues to be slow, because of the limited marketing experience and lack of product credibility in the marketplace. The new Channel Freeze management support team believes that the product is now ready for customer delivery and acceptance.

Management intends to continue to utilize and develop the intangible assets of the Company. It is Management's opinion that the Company's cash flow generated from current intangible assets is not impaired, and that recovery of its intangible assets, upon which profitable operations will be based, will occur.

FINANCIAL  SUMMARY:
                                Three  Months  Ended   Three  Months  Ended
                                 March  31,  2000       March  31,  1999
                                --------------------  --------------------

Revenue                         $            42,898   $           93,568
Net  Income  (Loss)             $          (328,828)  $         (224,375)
Net Income (Loss) Per Share     $             (0.04)  $            (0.04)
Shares  Outstanding  (Avg.)               8,222,811            6,836,935
Total  Assets                   $         1,985,423   $        2,376,125
Total  Liabilities              $         1,211,758   $        1,379,063
Total  Stockholders  Equity     $           773,665   $          997,062

PART  11.  OTHER  INFORMATION

ITEM  1.     LEGAL  PROCEEDINGS.

Management of the Company is seeking to recoup damages from the former president and director of Nauticon, in connection with Nauticon's acquisition by the Company. Related to this matter is the ownership of certain patents. It is the opinion of management that this matter will not have any adverse effect on the Company at this time, because the Company legally acquired all the assets of Nauticon including the patents in exchange for stock. The former president of Nauticon has filed a counter claim against the Company and two Company Executives/Directors. Because of these and other financial and managerial problems, and continued lack of operating capital, bad debts and certain claims have been filed against some of the Companies


ITEM  2.     CHANGES  IN  SECURITIES

          None.

ITEM  3.     DEFAULTS  UPON  SENIOR  SECURITIES.

          None.


ITEM  4.     SUBMISSION  OF  MATTERS  TO  A  VOTE  OF  SECURITY  HOLDERS

          None.

ITEM  5.     OTHER  INFORMATION.

          None.
ITEM  6     EXHIBITS  AND  REPORTS  ON  FORM  8-K.

          8-K  -  Dated  April  5,  2000

                              POWERCOLD CORPORATION
                                    FORM 10-Q
                                 MARCH 31, 2000

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


POWERCOLD  CORPORATION
Registrant



By:  /s/Francis  L.  Simola                           Date:  May  12,  2000
--------------------------------------                ----------------------
President  and  CEO

EXHIBIT 4.1


Stamped Filed in the  office of the Secretary of State  of the  State of Nevada:
October 2, 1987


                               ARTICLES OF INCORPORATION
                                         OF
                                   MARCO VENTURES



                                     ARTICLE ONE

The name of the Corporation is Marco Ventures.

                                  ARTICLE TWO

Its principal office in the State of Nevada is located at 115 Taurus Circle, Reno, county of Washo, State of Nevada. The name and address of its resident agent is as follows: Marilyn K. Radloff, 115 Taurus Circle, Reno, Nevada 89511.

                                 ARTICLE THREE

The purpose or purposes for which this corporation is organized are:

     To engage, without qualification, in any lawful act or activity for which Corporations may be organized under the laws of the State of Nevada.

     To purchase and maintain insurance or make other financial arrangements, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, on behalf of any person who is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against such person and liability and expenses incurred by such person in his or her capacity as an officer, irector, employee or agent or arising out of such person's status as such, whether or not the Corporation has the authority to indemnify such person against such liability and expenses.

     To indemnity, to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes, any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the cfact that such person is or was an officer, director, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines anda mounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. The indemnification provided for herein shall not be exclusive of or preclude any other rights to which a person indemnified hereunder may be entitled under law or decision, or Bylaw or agreement of this corporation, or by any vote of the directors or stockholders of this
Corporation,  or  otherwise.

                                  ARTICLE FOUR

     The amount of the total authorized capital stock the corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares of Common Stock, each having a par value of $0.001.

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                 ARTICLE FIVE

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by in the bylaws of this corporation, provided that the number of directors shall not be reduced to less than two (23), except that in cases where all the shares of the corporation are beneficially owned and of recorded by either one or two stockholders, the nubmer of directors may be less than two (2) but not less than the number of stockholders.

     Then names and post office address of the first board of directors, which shall be three (3) in number are as follows:

Name                                   Address
1.  Art  P.  Wood                        2717  Willow  Bend  Drive
                                       Sandy,  UT  84070
2.  R.  Scott  Strong                    8864  Alta  Canyon  Drive
                                       Salt  Lake  City,  UT  84092
3.  Darrell  Thompson                   2729  Willowbend  Drive
                                       Sandy,  UT  84092

     The Board of Directors shall be limited in number to no less than two (2) nor more than nine (9).

     Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

                                  ARTICLE SIX

     The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                ARTICLE SEVEN

     The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

Name                                   Address
1.  Art  P.  Wood                        2717  Willow  Bend  Drive
                                       Sandy,  UT  84070
2.  R.  Scott  Strong                    8864  Alta  Canyon  Drive
                                       Salt  Lake  City,  UT  84092
3.  Darrell  Thompson                   2729  Willowbend  Drive
                                       Sandy,  UT  84092

                                ARTICLE EIGHT

The corporation is to have perpetual existence.

                                ARTICLE NINE

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the bylaws, if any, adopted by the stockholders, to make, alter, or amend the bylaws of the corporation

     To fix the amount to be renewed as working capital over and above it's capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business an affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercises at least a majority of the voting power given at a stockholder's meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including it's good will and it's corporate franchises, upon such terms and conditions as its board of directors deems expedient and for the best interests of the corporation.

                                  ARTICLE  TEN

     Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

                                 ARTICLE  ELEVEN

     No officer or Director of the Corporation shall be personally liable to the Corporation or to the shareholders for breach of such officer's or Director's fiduciary duty as an officer or Director, except for those acts or omissions which involve intentional misconduct, fraud, a known violation of the law or payment of dividends in violation of Section 78.300 of the Nevada revised statutes.

                                 ARTICLE  TWELVE

     This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE  THIRTEEN

     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

     WE, THE UNDERSIGNED, being each of the incorporators, herein-before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 30th day of September, 1997.

/s/ Art P. Wood

/s/ R. Scott Strong

/s/ Darrell Thompson





















(This space intentionally left blank.)

State  of  Utah      )
                   )  ss.
County  of  Salt  Lake)

     On this 30 day of Sept, 1987, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Art P. Wood known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he/she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/  John  A.  Dial
Notary  Public

My  commission  expires,  11/4/88



State  of  Utah      )
                   )  ss.
County  of  Salt  Lake)

     On this 30 day of Sept, 1987, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared R. Scott Strong known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he/she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/  John  A.  Dial
Notary  Public

My  commission  expires,  11/4/88




State  of  Utah      )
                   )  ss.
County  of  Salt  Lake)

     On this 30 day of Sept, 1987, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Darrell Thompson known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he/she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/  John  A.  Dial
Notary  Public

My  commission  expires,  11/4/88

EXHIBIT 4.2

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Stamped Filed in the  office of the Secretary of State  of the  State of Nevada:
January 25, 1993


MARCO VENTURES

Francis L. Simola and Robert D. Klages of Marco Ventures do hereby certify: That the board of directors of said corporation at a meeting duly convened and held on the 28th day of December, 1992, adopted a resolution to amend the original articles as follows:

Article One is hereby amended to read as follows:

The name of the corporation is:   International Cyrogenic Systems Corporation

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 544,951; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Francis L. Simola
President

/s/ Robert D. Klages
Secretary

State of PA      )
                 )  SS.
County of Chester)

On January 12, 1993, personally appeared before me, a Notary Public, Francis Simola and Robert Klages who acknowledged that they executed the above instrument.

/s/ Lorelei J. Wessick
(signature and seal of Notary Public, Commission expires Aug. 26, 1996)

EXHIBIT 4.3

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

Stamped Filed in the  office of the Secretary of State  of the  State of Nevada:
February 24, 1997, 07779-87

INTERNATIONAL CRYOGENIC SYSTEMS CORPORATION
(Name of Corporation)

Francis L. Simola and Robert D. Klages, of International Cyrogenic Systems Corporation do hereby certify:

That the board of directors of said corporation at a meeting duly convened, held on the 13th day of December 1996, adopted a resolution to amend the original articles as follows:

Article One is hereby amended to read as follows:

The name of the Corporation is PowerCold Corporation.


Then number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,838,269; that the said change(s) and amendment have been consented to and approved by a majority of vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Francis L. Simola
President
/s/ Robert D. Klages
Secretary


State of PA
County of Chester

On January 29, 1997 personally appeared before me, a Notary Public, Robert D. Klages and Francis L. Simola, who acknowledged that they executed the above instrument.

/s/ Diane E. Brooks
(signature and Seal of Notary, Commission Expires October 28, 2000)

EXHIBIT 4.4

Secretary of State
(Seal of the State of Nevada)



CERTIFICATE OF NAME CHANGE
---------------------------

I, Dean Heller, the duly qualified and elected Nevada Secretary of State do hereby certify that on February 24th, 1997 a Certificate of Amendment to its Articles of Incorporation changing the name to POWERCOLD CORPORATION was filed by International Cryogenic Systems Corporation. Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

In Witness Whereof I have hereunto set my hand, and affixed the Great Seal of the State, at my office in Carson City, Nevada on March 3, 1997.

/s/ Dean Heller
Secretary of State

By:  C. Morton
Certification Clerk

Secretary of State
(Seal  of  the  State  of  Nevada)

CERTIFICATE  OF  EXISTENCE  WITH  STATUS  IN  GOOD  STANDING
------------------------------------------------------------

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate evidence POWERCOLD COPRORATION, as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since October 7, 1987, and is in good standing with this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on July 16, 1998

/s/  Dean  Heller,  Secretary  of  State

By:  /s/  G. Musseh,  Certification  Clerk

EXHIBIT 4.5


(           FILED         )
(   In the office of the  )
(Secretary of State of the)
(     STATE OF NEVADA     )


(   SEP 14 1998   )
(   No C-7779-87  )
(/s/ Dean Heller  )
(Dean Heller,
  Secretary of State)


        THIS FORM SHOULD ACCOMPANY ANY AMENDED AND RESTATED ARTICLES OF
                  INCORPORATION FOR A NEVADA CORPORATION

     Name of Corporation:   Powercold Corporation
     Date of adoption of Amended or Restated Articles:  September 14, 1998
     a)  Was there a name change?  No
     b)  Did you change the Resident Agent?  No
     c)  Did you change the purpose?  No
     d)  Did you change the capital stock?  No
     e)  Did you change the Directors?  Yes
            Article IX - Directors shall be 4 - maximum of 9
     f)  Did you add the directors liability provision?  No
     g)  Did you change the period of existence?  No
     h) If none of the above apply, and you have amended or modified the Articles of Incorporation, how did you change the Articles? (blank)

Name and Title of Officer: /s/ Francis L. Simola, President, September 14, 1998

Name and Title of Officer: /s/ George C. Briley, Secretary, September 14, 1998

Acknowledgement;
State of Nevada
County of Clark

On September 14, 1998 personally appeared before me, a Notary Public, Francis Simola and George Briley, who acknowledged he executed the above instrument on behalf of said Corporation.

/s/ Richard Daniel Fritzler II, Notary Public in the State of Nevada, County of Clark, Commission expires May 23, 1999.

(     RECEIVED     )
(September 14, 1998)
(Secretary of State)

(           FILED         )
(   In the office of the  )
(Secretary of State of the)
(     STATE OF NEVADA     )



(   SEP 14 1998   )
(   No C-7799-87  )
(/s/ Dean Heller  )
(Dean Heller,
 Secretary of State)



                   CERTIFICATE OF THIRD AMENDMENT AND RESTATEMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                            POWERCOLD CORPORATION
                          (After Issuance of Stock)

     Pursuant to the provision of the Nevada Business Corporation Act,
Section 78.010, et. Seq. The undersigned Corporation hereby adopts the following Articles of Incorporation as follows:

1.  The name of the Corporation is POWERCOLD CORPORATION.

2.  The text of each amendment adopted and restatement is as follows:

                                  ARTICLE I
                                     NAME

The name of the Corporation is POWERCOLD CORPORATION.

                                  ARTICLE II
                                   DURATION

This Corporation has perpetual existence.

                                  ARTICLE III
                             CORPORATION PURPOSES

The purpose or purposes for which the Corporation is organized are all things necessary or convenient to carry out any lawful business, including the financial services industry, as well as those itemized under the Nevada Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.

                                  ARTICLE IV
                                CAPITALIZATION

SECTION 1: Aggregate Number of Shares. The total number of shares which the Corporation shall have authority to issue is 205,000,-000 shares of which:
(a) 5,000,000 shares shall be Preferred Stock of par value $0.001 per share,
(b) 200,000,000 shares shall be Common Stock of the par value of $0.001 per share.

SECTION 2: Rights of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series and with such designations for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for such series:

     (i) The voting powers, if any, of the holders of the stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;

     (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

SECTION 3: Rights of Common Stock. The Common Stock may be issued from time to time in one or more series and with such designation for each such series as shall be stated and expressed in the resolution or resolutions providing for the issue of each such series adopted by the Board of Directors. The Board of Directors in any such resolution or resolutions is expressly authorized to state and express for each such series:

(i) The voting powers, if any, of the holders of the stock of such series;

     (ii) The rate per annum and the times at and conditions upon which the holders of stock of such series shall be entitled to receive dividends, and whether such dividends shall be cumulative or non-cumulative and if cumulative the terms upon which such dividends shall be cumulative;

     (iii) The price or prices and the time or times at and the manner in which the stock of such series shall be redeemable and the terms and amount of any sinking fund provided for the purchase or redemption of shares;

     (iv) The rights to which the holders of the shares of stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (v) The terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

     (vi) Any other designations, preferences, and relative participating, optimal or other special rights, and qualifications, limitations or restrictions thereof so far as they are not inconsistent with the provisions of the Articles of Incorporation, as amended, and to the full extent now or hereafter permitted by the laws of Nevada.

     (vii) Each holder of the Common Stock shall have one vote in respect of each share of such stock held by such holder of Common Stock.



                                  ARTICLE V
                              NO PREEMPTIVE RIGHTS

Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

                                  ARTICLE VI
                             NO CUMULATIVE VOTING

Each shareholder entitled to vote at any election for Directors shall have the right to vote, in person or by proxy, one vote for each share of stock owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, and no shareholder shall be entitled to cumulate their votes.

                                  ARTICLE VII
                                     BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                  ARTICLE VIII
                         REGISTERED OFFICE AND ADDRESS

The address of the registered office of the Corporation is: 1800 East Sahara, Suite 107, Las Vegas, Nevada 891-4 and the name of it's initial registered agent at such address is Nevada Corporate Services.

                                  ARTICLE IX
                                   DIRECTORS

SECTION 1:  Classification.

     (i) The governing board shall be styled "Board of Directors" and the Board of Directors shall consist of (4) directors. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased to a maximum number of nine (9) as provided in the Bylaws, except that the number of directors may exceed nine (9) in the case of an increase in the number of directors by reason of any rights with respect to any outstanding series of Preferred Stock. The board is divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II.
     Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II, shall server for a term ending on the second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class II shall serve a full term as herein above provided. The foregoing notwithstanding, each director shall serve until his/her successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

     For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval of stockholders of this Article. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall confirm hereto.

     (ii) Except as provided herein, no director of the Corporation shall be removed from his office as a director by vote or other action of stockholders or otherwise except by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2.3%) of the outstanding shares of voting stock of the Company.

     (iii) A director need not be a stockholder. The election of Directors need not be by ballot unless the bylaws require.

                                  ARTICLE X
                              DIRECTORS' LIABILITY

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statues. Any repeal or modification of the Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE XI
                                  INDEMNITY

SECTION 1: Right to Indemnify. Subject to any restrictions set forth in the Bylaws of this Corporation, every person who was or is a party, or is threatened to be made a party or is involved win any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as it'' representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by him or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right to which such directors, officers, or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under this Article.

SECTION 2: Expenses Advanced. Subject to any restrictions set forth in the Bylaws of this Corporation, expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such director or officer acting as a director or officer, shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that is he is not entitled to be indemnified by the Corporation.

SECTION 3: Bylaws; Insurance. Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, to limit the right of indemnification, and may cause the Corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not the Corporation would have the power to indemnify such person. The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a director, officer, employee, or agent and inure to the benefit of the heirs, executors, spouses, and administrators of such a person.

                                  ARTICLE XII
            LIMITATION ON RIGHT TO CALL SPECIAL SHAREHOLDERS' MEETING

Special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or by the holders of ten percent (10%) of the voting power of the Corporation, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation.

                                  ARTICLE XIII
                    AMENDMENT TO ARTICLES OF INCORPORATION


This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, in any manner now or hereafter permitted by law, and all rights and powers conferred herein on the shareholders an directors of this Corporation are subject to this reserved power.

                                  ARTICLE XIV
                               STOCK REDEMPTION

SECTION 1: Right of Redemption. In the event that a person ("Acquiring Person") (a) who is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the Common shares outstanding becomes the beneficial owner, directly or indirectly, or any additional Common Shares pursuant to a tender offer or (b) becomes the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the Common Shares outstanding and any of such Common Shares were acquired pursuant to a tender offer, each holder of Common Shares, other than the Acquiring Person, its Affiliates or Associates or a transferee of the Acquiring Person, shall have the right until and including the thirtieth day following the date the notice to holders of Common shares referred to in Section 3 herein is mailed, to have the Common shares held by such holder redeemed by the Corporation at the Redemption Price determined as provided in Section 5 herein; and, each holder of securities convertible into Common shares or of options, warrants, or rights exercisable to acquire Common Shares prior to such thirtieth day, other than the Acquiring Person, its Affiliates or Associates or a transferee of the Acquiring Person, shall have the right simultaneously with the conversion of such securities or exercise of such options, warrants, or rights to have the common Shares to be received thereupon by such holder redeemed by the Corporation at the Redemption Price; PROVIDED that no holder of Common Shares shall have any right t6o have Common Shares redeemed by the Corporation pursuant to this Article XIV if the Corporation acting through a majority of its Board of Directors, shall within ten days following the announcement or publication of such tender offer or following any amendment to such tender offer recommend to the holders of Common shares that such tender offer be accepted by the holders of Common Shares; PROVIDED FURTHER that no holder of Series A Convertible Preferred Stock of the Corporation or Common Shares issued upon conversion of Series A Convertible Preferred Stock, shall be deemed an "Acquiring Person' for purposes of this Article XIV.

SECTION 2:  Definitions.  For purposes of this Article XIV:

     (i) The term "person" shall include an individual, a corporation, partnership, trust or other entity or any affiliate or associates of the above. When two or more persona act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring Common Shares, such partnership, syndicate or group shall be deemed a "person".

     (ii) For the purpose of determining whether a person is an "Acquiring Person", such person shall be deemed to beneficially own:
     (a) all Common shares with respect to which such person has the capability to control or influence the voting power in respect thereof and (b) all Common Shares which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights and through the conversion of convertible securities or otherwise; and all Common Shares which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but Common Shares which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

     (iii) The acquisition of Common Shares by the Corporation or by any person controlled by the Corporation shall not engender the right to have Common Shares redeemed pursuant to this Article XIV.

     (iv)  The right to have Common shares redeemed pursuant to this
     Article XIV shall attach to such shares and shall not be personal to the holder thereof.

     (v) The term "tender offer" shall mean an offer to acquire or an acquisition of Common shares pursuant to a request or invitation for tenders or an offer to purchases such shares for cash, securities or any other considerations.

     (vi) Subject to the provisions of Section 2, Clause (ii) herein, "outstanding shares" shall mean Common Shares which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporations.

SECTION 3:  Notice.

     (i) Not later than twenty days following the date on which the Corporation receives credible notice that any person has become an Acquiring Person, whereupon the right shall be engendered to have Common Shares redeemed by the Corporation under this Article XIV, the Corporation shall give written notice, by first class mail, postage prepaid, at the addresses shown on the records of the Corporation, to each holder of record of Common Shares (and to any other person known by the Corporation to have rights to demand redemption pursuant to
     Section 1 of this Article) as of a date not more than seven days prior to the date of the mailing pursuant to this Section 3 and shall advise each such holder of the right to have shares redeemed and the procedures for such redemption. In the event that the Corporation fails to give notice as required by this Section 3, any holder entitled to receive such notice may within twenty days thereafter serve written demand upon the Corporation to give such notice. If within twenty days after the receipt of written demand the Corporation fails to give the required notice, such holder may at the expense and on behalf of the Corporation take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section 3.

     (ii) In the event Common shares are subject to redemption in accordance with this Article XIV, the Directors of the Corporation shall designate a Redemption Agent, which shall be a corporation or association: (a)(i) organized and doing business under the laws of the United States or any State, (ii) subject to supervision or examination by Federal or State authority, (iii) having combined capital and surplus of at lease $5,000,000 and (iv) having the power to exercise corporate trust powers; (b) the Transfer Agent of the Corporation.

     (iii) For a period of thirty days from the date of the mailing of the notice to holders of Common shares referred t in this Section 3, holders of Common shares and other person entitled to have Common shares redeemed pursuant to this Article XIV may, at their option, deposit certificates representing all or less than all Common Shares held of record by them with the Redemption Agent together with written notice that the holder elects to have such shares redeemed pursuant to this Article XIII. Redemption shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with the Redemption Agent.

     (iv) The Corporation shall promptly deposit in trust with the Redemption Agent cash in an amount equal to the aggregate Redemption Price of all the Common shares deposited with the Redemption Agent for purposes of redemption.

     (v) As soon as practicable after receipt by the Redemption Agent of the cash deposit by the Corporation referred to in this Section 3, the Redemption Agent shall issue its checks payable to the order of the persons entitled to receive the redemption Price of the Common shares in respect of which such cash deposit was made.

SECTION 4: Common Shares Redeemed. All Common Shares with respect to which redemption has been effected pursuant to this Article XIV shall thereupon be deemed retired.

SECTION 5:  Redemption Price.

     (i) The Redemption Price shall be the amount payable by the Corporation in respect of each Common Share with respect to which redemption has been demanded pursuant to this Article XIV and shall be the greater amount determined on either of the following basis, (but in no event shall the Redemption Price be less than the amount of shareholders' equity in respect of each outstanding Common share as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as at the fiscal year quarter ending immediately preceding the notice to shareholders referred to in Section 3 herein):

          (a) the highest price per Common Share, including any commission paid to brokers or dealers for solicitation or whatever, at which Common shares held by the Acquiring Person were acquired pursuant to a tender offer regardless of when such tender offer was made or were acquired pursuant to any market purchase or otherwise within eighteen months prior to the notice to holders of Common shares referred to in Section 3 herein. For purposes of this subsection
          (a), if the consideration paid in any such acquisition of Common Shares consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any ascribed to such consideration by the Acquiring Person; or,

          (b) the highest sale price per Common Share for any trading day during the eighteen months prior to the notice to holders of Common Shares referred to in Section 3 herein. For purposes of this subsection (b), the sale price of any trading day shall be the last sale price per Common Share traded on the National Association of Securities Dealers Automated Quotation System or other national securities exchange or, if Common Shares are not then traded on a national securities exchange, the mean of the closing bid and asked price per Common Share.

     (ii) The determinations to be made pursuant to this Section 5 shall be made by the Board of Directors not later than the date of the notice to holders of Common Shares referred to in Section 3 herein. In making such determination the Board of directors may engage such person, including investment banking firms and the independent accountants, who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

     (iii) The determinations to be made pursuant to this Section 5, when maybe by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, including any person referred to in Section 1 herein.

                                  ARTICLE XV
                           STATUTES NOT APPLICABLE

The provisions of Nevada Revised Statues, 78.378 through 78.3793, inclusive, regarding the voting of a controlling interest in stock of a Nevada corporation and sections 78.411 through 78.444, inclusive, regarding combinations with interested stockholders, shall not be applicable to this Corporation.

3. The amendments were adopted by the Board of Directors pursuant to resolutions to amend the original articles at a meeting duly convened held on the 11th day of September, 1998, in accordance with the provisions of Nevada Law. The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 6,577,636; that the said changes and amendments has been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


     Dated this 11 day of September, 1998.

        POWERCOLD CORPORATION


             /s/ Francis L. Simola
        By: ________________________________
            Francis L. Simola, President


             /s/ George C. Briley
        By: ________________________________
            George C. Briley, Secretary

STATE OF PENNSYLVANIA )
                      ) SS
COUNTY OF MONTGOMERY  )

On this day of (September 11, 1998), before me, the undersigned, a Notary Public in and for the State of Pennsylvania, duly commissioned and sworn, personally appeared Francis L. Simola, to me known to be the President of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                Jack B. Kustra, Notary Public in and for the State of Pennsylvania, residing in Montgomery County. Commission expires: April 1, 2000


STATE OF TEXAS     )
                   ) SS
COUNTY OF GUADALUPE)

On this 11th day of September, 1998 before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared George C. Briley, to me known to be the secretary of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                E. A. Hunt, Notary Public in and for the State of
                Texas, residing in Guadalupe County. Commission expires: 9 12, 1998

EXHIBIT 4.6

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                             POWERCOLD CORPORATION

                                    ARTICLE 1
                       REGISTERED OFFICE AND RESIDENT AGENT

     The registered office of the Corporation shall be located in the State of Nevada at such place as may be fixed from time to time by the officers of the Corporation upon filing such notices as may be required by law, and the resident agent shall have a business office identical with such registered office. Any change in the resident agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Nevada unless a later date is specified.

                                    ARTICLE II
                                   SHAREHOLDERS

     2.1 PLACE OF MEETING. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place, within or without the State of Nevada, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be state in the notice of the meeting.

     2.2 ANNUAL MEETING. The annual meeting of shareholders for election of Directors and for transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting every calendar year. Shareholder annual meetings, may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by telefacsimile transmission.

     2.3 SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of ten percent (10%) of the voting power of the Corporation, upon not less than 30 nor more than 50 days' written notice to the stockholders of the Corporation. Shareholder special meetings may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or y telefacsimile transmission.

     2.4  NOTICE OF MEETING.

          2.4.1 Annual Meeting. Notice of the time and place of the annual meeting of the shareholders shall be given by delivering personally or by mailing a written or printed notice of the same to each shareholder of record entitled to vote at the meeting, at least ten days and not more than sixty days prior to the meeting.

          2.4.2 Special Meeting. At least ten days and not more than fifty days prior to the meeting, written or printed notice of each special meeting of the shareholders, stating the place, day and hour of such meeting and the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

     2.5 VOTING RECORD. At least ten days before each meeting of the shareholders, a completion record of shareholders entitled to vote at such meeting, or4 any adjournment thereof, shall be made, arranged, in alphabetical order with the address of an number of shares held by each shareholder, which record shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any shareholder. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at the meeting.

     2.6 QUORUM AND ADJOURNED MEETINGS. A majority of the voting power of the Corporation entitled to vote, represented in person or b y proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the voting power entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.7 MANNER OF ACTING. Except as may be otherwise provided in the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incor4poration or the Nevada Business Corporation Act.


     2.8 VOTING OF SHARES. Except as otherwise provided in these Bylaws or to the extent voting rights of shares of any class or classes are limited or denied by the Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders, each shareholder shall have one vote for each share of stock registered in his name in the books of the Corporation. Voting by ballot shall not be required for any corporate action except as otherwise provided by Nevada law.

     2.9 FIXING OF RECORD DATE FOR DETERMINING SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record dated for and such determination. Such record dated shall not be more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting or to receive payment of a distribution, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date and time for such determination. Such determination shall apply to any adjournment of the meeting.

     2.10 PROXIES. A shareholder may vote either in person or by written proxy executed by the shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Any proxy regular on its face shall be presented to be valid.

     2.11 WAIVER OF NOTICE. A waiver of any required shareholder notices signed either before or after the time stated therein for the meeting any the person or persons entitled to such notice shall be equivalent to giving notice.

     2.12 VOTING FOR DIRECTORS. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

     2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or which may be taken at a shareholders meeting may be taken without a meeting if a written consent setting for the action so taken is signed by the holders of a majority of the voting power of the Corporation entitled to vote with respect to the subject matter thereof. Such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders. In no instance where action by written consent is authorized need a meeting be called or notice.

     2.14 ACTION OF SHAREHOLDERS BY COMMUNICATION EQUIPMENT. Shareholders may participate in shareholders' meetings by means of conference telephone or similar communication equipment by means of which all persons anticipating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     2.15 CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the President; a Vice-President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act a secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

     2.16 INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, here and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

                                 ARTICLE 3
                                  SHARES

     3.1 ISSUANCE OF SHARES. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.

     3.2 CERTIFICATES. Certificates representing shares of the Corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or and Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or and employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation wit the same effect as if the person were an officer on the date of issue.

          Each certificate of share shall state:

          a.  that the Corporation is organized under the laws of the state;

          b.  the name of the person to whom issued; and

          c. the number and class of shares and the designation of the series, if any, which such certificate represents.

     3.3  TRANSFERS.

          3.3.1 Record of Transfer. Transfer of shares shall be made only upon the stock transfer books of the Corporation which shall be kept at the registered office of the Corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

         3.3.2 Requirements for Transfer. Shares of the Corporation shall be transferred by deliver of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, and assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the Corporation shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     3.4  REGISTERED OWNER.

          3.4.1 Name of Shareholder. Registered shareholders shall be treated by the Corporation as holders in fact of shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not is shall have express or other notice thereof, except provided below or by the laws off the State of Nevada.

          3.4.2 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into he name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          3.4.3 Certification Procedure. The Board may adopt by resolution a procedure whereby a shareholder may certify in writing to the Corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

               a.  the classification of shareholder who may certify;
               b. the purpose or purposes for which the certification may be made;
               c. the form of certification and information to be contained therein;
               d. if the certification is with respect to a record date or closing of share transfer books, the date by which the certification must be received by the Corporation;
               e. and, such other provisions with respect to the procedure as are deemed necessary or desirable.

          3.4.4 Deemed Holder of Record. Upon receipt from the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holder of record of the number of shares specified in place of the shareholder making the certification.

     3.5 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditi8ons on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

     3.6 FRACTIONAL SHARES OR SCRIP. The Corporation may: (a) issue fractions of shares which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of scrip aggregating a full share.

                                  ARTICLE 4
                             BOARD OF DIRECTORS

     4.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board, except as may be otherwise provided in the Articles of Incorporation or the Nevada Business Corporation Act.

     4.2 NUMBER, TENURE AND QUALIFICATIONS. The authorized number of directors of the Corporation shall be four (4). The number of directors may be increased or decreased by a duly adopted resolution of the Board of Directors. The Board is divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three and if a fraction is also contained in such quotient, then if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II.

Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next ensuing, the directors first elected to Class II shall serve for a term ending on such second annual meeting following the meeting at which such directors were first elected, and the directors first elected to Class III shall serve a full term as herein above provided. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval by stockholders of this Bylaw. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may re-designate any director into a different class in order that the balance of directors is such classes shall conform thereto.

          4.2.1 A majority of the directors at any time in office shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by this Amended bylaw.

          4.2.2 A director need not be a stockholder. The election of Directors need not be by ballot unless the Bylaws require.

     4.3 VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or an vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority of the remaining directors, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in teach case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective.

     4.4 REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of the Corporation entitled to vote for the election of officers.

     4.5 ANNUAL AND REGULAR MEETINGS. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the time and place either within or without the State of Nevada for holding regular meetings thereof without other notice than such resolution.

     4.6 SPECIAL MEETINGS. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or person authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.

    4.7 NOTICE OF SPECIAL MEETINGS. Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be giving to a Director in writing or orally by telephone or in person . Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

         4.7.1 Personal Delivery. If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

          4.7.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at the Director's address shown on the records of the Corporation with postage prepaid at least three days before the meeting.

          4.7.3 Oral Notice. If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least one day before the meeting.

     4.8 QUORUM AND VOTING.

          4.8.1 ACTION OF BOARD. Except as provided in subsection 4.8.3, the act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

          4.8.2 Interest in Transaction. If a transaction or contract with the Corporation in which a Director or officer of the Corporation has a direct or indirect interest is authorized, approved or ratified by a vote of the majority of Directors with no direct or indirect interest in the transaction, then:

               a.  a quorum for purposes of taking such action is present;
                   and
               b. the act of such majority of disinterested Directors shall constitute the act of the Board.

     4.9  WAIVER OF NOTICE.

          4.9.1 In Writing. Whenever notice is required to be given to any Director or committee member under these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

          4.9.2 By Attendance. The attendance of a Director or committee member at a meeting shall constitute a waiver of notice of such meeting, except where the Director or committee member attends a meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.

     4.10 PRESUMPTION OF ASSENT. A Director present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against the matter, unless his dissent is entered in the minutes of the meeting, unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who has voted in favor of such action.

     4.11 RESIGNATION. Any Director may resign at any time by delivering written notice to he President, Secretary or registered office of the Corporation, or by giving oral notice to any Directors' or shareholders' meeting.

     4.12 EXECUTIVE AND OTHER COMMITTEES. The Board, by resolution adopted by a majority of the full Board, may designate from among its members and Executive Committee and one or more other standing or special committees.
The Executive Committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that notwithstanding the above, no committee of the Board shall have the authority to: (1) authorize distributions, or the issuance of shares, unless a resolution of the board, or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by the Nevada Business Corporation Act to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any Director for serving on the Board or on any committee thereof; (6) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board, fix any of the relative rights and preferences of shares of any preferred or special class as permitted under the Nevada Business Corporation Act. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

     4.13 COMPENSATION. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation for their services as Directors and such reimbursement for any reasonable expenses incurred in attending Directors' meetings. The compensation of Directors may be on such basis as is determined by the Board of Directors. The Board of Directors may also establish compensation for members of standing or special committees of the Board for serving on such committees.

    4.14 ACTION BY BOARD OR COMMITTEE WITHOUT A MEETING. Any action required or which may be taken at a meeting of the Board or a committee there of may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all Directors or committee members as the case may be.

     4.15 PARTICIPATION OF DIRECTORS BY COMMUNICATION EQUIPMENT. Members of the Board or committees thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presense in persn at a meeting.

                                    ARTICLE 5
                                    OFFICERS

     5.1 DESIGNATIONS. The officers of Corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office fur such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except that of President and Secretary; provide, however, that if there is only one shareholder, all corporate offices can be held by one individual.

     5.2 ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board at the meeting of the Board held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until then next annual meeting of the Board or until his or her successor is elected.

     5.3 PRESIDENT. The President shall be the Chief Executive Officer of the Corporation and shall have general control and management of the business affairs and policies of the Corporation. He or she shall be generally responsible for the proper conduct of the business of the Corporation. The President shall possess the power to sgn all certificates, contracts and other instruments of the Corporation. The President shall, unless a Chairman of the Board is elected, preside at all meetings of the shareholders and of the Board. The President shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the President by the Board of Directors.

     5.4 VICE PRESIDENT. During the absence or disability of the President, the Executive Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board, shall exercise all functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to tome by the President or the Board.

     5.5 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall issue notices for all meetings, except notices for special shareholders' meetings and special Directors' meetings call by those persons so authorized, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the Secretary of the Board. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board, shall perform all duties of Secretary during the absence or disability of the Secretary, and at other times shall perform such duties as are directed by the President or the Board.

     5.6 TREASURER. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required of the Treasurer, an account of all transactions as Treasurer and of the Corporation's financial condition. The Treasurer shall perform other duties incident to his office as are properly required of him by the Board. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall perform all duties of the Treasurer in the absence or disability of the Treasurer, and at other times shall perform such other duties as are directed by the President or the Board.

     5.7 DELEGATION. In the case of absence or inability to act of any officer of the Corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, Director or person whom it may elect.

     5.8 OTHER OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     5.9 RESIGNATION. An officer may resign at any time by delivering written notice to the President, a Vice President, the Secretary, or the Board, or by giving oral notice and any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.10 REMOVAL. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without Prejudice to the contract rights, if any, of the person so removed.

     5.11 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board

     5.12 SALARIES. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he or she is also a Director of the Corporation.

                                  ARTICLE 6
                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

     6.1 CONTRACTS. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     6.2 LOANS TO THE CORPORATION. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

     6.3 LOANS TO DIRECTORS. The Corporation may not lend money to or guarantee the obligation of a Director unless either (a) the loan or guarantee is approved by the holders of at least a majority of the votes represented by the outstanding shares of all classes entitled to vote thereon, excluding the votes of the benefited Director or, (b) the Board determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

     6.4 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as if from time to time determined by resolution of the Board.

     6.5 DEPOSITS. All funds of the Corporation no otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select.

                                   ARTICLE 7
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     7.1 NONDERIVATIVE LAWSUITS. This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonable incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

     7.2 DERIVATIVE ACTIONS. The Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

   7.3 IF DIRECTOR OR OFFICER PREVAILS. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suite or proceeding referred to in Sections 7.1 and 7.2 of this Article 7, or in defense of any claim, issue or matter therein, he must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     7.4  APPROVAL.  Any indemnification under Sections 7.1 and 7.2 of this
Article 7, unless ordered by a Court, or advanced pursuant to Sections 7.5 herein, must be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances. Such determination shall be made:

               (a) by the stockholders; or
               (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding; or
               (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
               (d) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by
                   independent legal counsel in a written opinion.

     7.5 ADVANCES. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent, to repay the amount if it is not determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     7.6 NON-EXCLUSIVITY. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 7:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section
              7.2 above, may not be made to or on behalf of any director officer if a final adjudication establishes that his acts or commissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, trustee, officer, employee or agent and inures to the benefit of the heirs, spouses, executors, and administrators of such a person.

                                   ARTICLE 8
                               BOOKS AND RECORDS

     8.1 BOOKS OF ACCOUNTS, MINUTES, AND SHARE REGISTRAR. The Corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

     8.2 COPIES OF RESOLUTIONS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

                                ARTICLE 9
                              CORPORATE SEAL

     The Board may provide for a corporate seal which shall have inscribed thereon the name of the Corporation, the year and state of incorporation and the words "corporate seal".

                                ARTICLE 10
                          ACCOUNTING FISCAL YEAR

     The accounting year of the Corporation shall be the calendar year unless a different accounting year is selected by resolution of the Board.

                                ARTICLE 11
                                AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws may be adop0ted by the Board of Directors. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the shareholders.

                                ARTICLE 12
                              RULES OF ORDER

     The rules contained in the most recent revised Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

                                ARTICLE 13
                    REIMBURSEMENT OF DISALLOWED EXPENSES

     If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand to the full extent of the disallowance. This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expenses.

                                  AFFIDAVIT

STATE OF TEXAS     )
                   ) SS
COUNTY OF QUADALUPE)

I, GEORGE C. BRILEY, being first duly sworn on oath, depose and say:

I am the Secretary of POWERCOLD CORPORATION, a Nevada corporation. On September 11, 1998, the attached Amended and Restated Bylaws consisting of 15 pages were adopted by the Corporation.

/s/ George C. Briley
__________________________________
George C. Briley, Secretary

Subscribed and Sworn to before me this 11 day of September, 1998.

/s/ Charla K. Wiemers, Notary Public in and for the State of Texas, residing at Norwest B. TX Na. My Commission expires 10-31-2001.

(Stamped with seal of above signed Notary Public)

EXHIBIT 4.7

                           POWERCOLD CORPORATION
                           (a Nevada Corporation)



                  CERTIFICATE OF DESIGNATIONS, PREFERENCES
                   AND OTHER RIGHTS AND QUALIFICATIONS OF
                    SERIES A CONVERTIBLE PREFERRED STOCK



    POWERCOLD CORPORATION, a Corporation organized and existing under the Business Corporation Act of the State of Nevada ("Corporation"),

     DOES HEREBY CERTIFY: That, pursuant to authority conferred upon the Board of Directors of the Corporation ("Board") by the Amended and Restated Articles of Incorporation of said Corporation, and pursuant to the provisions of Nevada Law, said Board of Directors, by unanimous consent dated September 11, 1998, duly adopted resolutions providing for the issuance of 1,250,000 shares of Preferred Stock designated as "Series A Convertible Preferred Stock," and to that end the Board adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock, which resolution is as follows:

     RESOLVED, that the Board, pursuant to the authority vested in it by the provisions of the Amended and Restated Articles of Incorporation of the Corporation, hereby creates a series of Preferred Stock of the Corporation, par value $0.001 per share, to be designated as "Series A Convertible Preferred Stock" and to consist of an aggregate of 1,250,000 shares. This Board of Directors hereby fixes the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series A Convertible Preferred Stock as follows:

                                 SECTION 1

                           Designations and Amount

     1,250,000 shares of the Preferred Stock of the Corporation, par value $0.001 per share, shall constitute a class of Preferred Stock designated as "Series A Convertible Preferred Stock" ("Series A Preferred Stock"). The Series A Preferred Stock shall have a stated value of $0.80 per share ("Stated Value").

                                SECTION 2

                            Liquidation Rights

(a) Liquidation. In the event of any liquidation or winding up of the affairs of the Corporation, each holder of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and any other series of preferred stock which is junior to the Series A Preferred Stock, by reason of his or her ownership thereof, an amount per share of the Series A Preferred Stock equal to $0.80, plus any declared or accrued, but unpaid, dividends thereon. Upon payment of the amount set forth in this Section 2(a), each share of Series A Preferred Stock shall be deemed cancelled and retired.

A consolidation or merger of the Corporation with or into another corporation, or a conveyance of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation or winding up of the Corporation for the purposes of this Section 2(a).

(b) Pro Rata Distribution. If the assets or surplus funds to be distributed to the holders of (i) the Series A Preferred Stock under subparagraph (a) of this Section 2 and (ii) any other series of preferred stock ranking on a parity with the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among (i) the holders of the Series A Preferred Stock and (ii) the holders of such other series of preferred stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(c) Series Preferred Stock Priority. All of the preferential amounts to be paid to the holders of (i) the Series A Preferred Stock under this Section 2 and (ii) the holders of any other series of preferred stock ranking on a parity with the Series A Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock and any other series of preferred stock which is junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding up. After the payment or the setting apart of payment of the preferential amounts payable to the holders of (i) the Series A Preferred Stock and (ii) the holders of such other series of preferred stock, the holders of Common Stock, the holders of Series A Preferred Stock, and any other series of preferred stock shall be entitled to receive all remaining assets of this Corporation, with the Series A Preferred Stock being treated as equivalent to the number of shares of Common Stock into which it is convertible.


                                SECTION 3

                               Conversion

The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a) Right to Convert Series Preferred Stock. Each share of Series A Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion.

If more than one share of the Series A Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the total number of shares of such stock so surrendered by such holder. Each share of Series A Preferred Stock shall be so convertible at any time after the date of issuance of such share. The price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall be (i) until June 14, 1999, the lesser of (a) 78% of the average closing bid price for the Common Stock on the OTC Bulletin Board (the "OTCBB") for the thirty (30) trading days ending the day prior to the conversion and (b) 110% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days prior to September 14, 1998, or (ii) after June 14, 1999, the lesser of (a) 75% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days ending the day prior to the conversion and (b) 110% of the average closing bid price for the Common Stock on the OTCBB for the thirty (30) trading days prior to September 14, 1998. The Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

(b) Automatic Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price on September 14, 2002. Each party who holds of record Series A Preferred Stock at the time of any automatic conversion shall be entitled to any dividends which, pursuant to
Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

(c) Optional Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock may, at the option of the Corporation, be converted into shares of Common Stock at 120% of the then effective Conversion Price. Each party who holds of record Series A Preferred Stock at the time of any optional conversion shall be entitled to any dividends which, pursuant to
Section 6 hereof, have accrued but remain unpaid at such time. Such dividends shall be paid to all such holders within thirty (30) days of the optional conversion.

(d) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price for the Series A Preferred Stock. Except in the case of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same.
Upon the date of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series A Preferred Stock. A holder surrendering his or her certificate or certificates shall notify the Corporation of the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Subject to applicable federal securities laws and state
"blue sky" laws, the Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series A Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share.

Except in the case of an automatic conversion pursuant to Section 3(b) or an optional conversion pursuant to Section 3(c), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(e)  Adjustments to Applicable Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of this Section 3(e), the following definitions shall apply:

(1) "Option" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(2) "Original Issue Date" shall mean the first date on which a share of Series A Preferred Stock shall have been issued.

(3) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(4)  "Additional Shares of Common Stock" shall mean, as to the Series
A Preferred Stock, any or all shares of Common Stock issued (or, pursuant to Section 3(e)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

(A)  upon conversion of shares of Series A Preferred Stock; or

(B) to financial institutions in connection with borrowing or lease financing arrangements of the Corporation, provided that a majority of the entire Board of Directors approves thereof; or


(C) up to an aggregate of 1,060,000 shares of Common Stock plus two and one half percent (21/2%) of the outstanding shares of Common Stock (subject to adjustment for subdivisions, split-ups or combinations of outstanding shares of Common Stock) to be issued from time to time to employees, officers, consultants and directors of the Corporation pursuant to stock options, employee benefit plans, or stock bonus plans, in each case approved by a majority of the Corporation's Board of Directors; or

(D) up to an aggregate of 700,000 shares of Common Stock to be issued to SIR Worldwide, LLC and Nauticon, Inc. in connection with the agreements or letters of intent entered into between the Corporation and such entities; or

(E) up to 600,000 shares to be issued to Alturdyne Corporation in connection with the letter of intent entered into between the Corporation and Alturdyne Corporation; provided that any such issuance is unanimously approved by the Board of Directors of the Corporation.

(ii) No Adjustment of Conversion Price of Series A Preferred Stock. Subject to the provisions of Section 3(e)(iii)(2) and Section 3(e)(vi) below, no adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of the Series A Preferred Stock, in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of the Series A Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

(iii)  Issue of Securities Deemed Issue of Additional Shares of Common Stock.

(1)  Options and Convertible Securities.   In the event the Corporation at
any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that such Additional
Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3(e)(iv) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B) if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;


(D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original date on which an adjustment was made pursuant to this Section 3(e)(iii)(l), or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (B) or (C) above;

(E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof; no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

(F) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the actual date of their issuance.

(2) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.


If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(e)(iii) as of the time of actual payment of such dividend.

(iv) Adjustment of Conversion Price of Series A Preferred Stock Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(e)(iii)(l), but excluding Additional Shares of Common Stock deemed to be issued pursuant to
Section 3(e)(iii)(2), which event is dealt with in Section 3(e)(vi) hereof) without consideration or for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue, then the Conversion Price of the Series A Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series Preferred Stock or Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series Preferred Stock or Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided, however, the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.05 or more.

(v) Determination of Consideration. For purposes of this Section 3(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


(1)  Cash and Property:  Such consideration shall:

(A) insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iii)(l) shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

(1) Stock Dividends, Stock Distributions or Subdivisions. In the event the Corporation shall issue additional shares of Common Stock (or any options or rights therefor or any securities convertible or exchangeable therefor) in a stock dividend, other stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately increased to adjust equitably for such dividend, distribution or subdivision so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of such share of Series A Preferred Stock would have owned and to which the holder would be entitled had the holder converted such share of Series A Preferred Stock immediately prior to such stock dividend, stock distribution or subdivision.

(2) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased to adjust equitably for such combination or consolidation so that each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of Common Stock which the holder of such share of Series A Preferred Stock would have owned and to which the holder would have been entitled had the holder converted such share of Series A Preferred Stock immediately prior to such combination or consolidation.



(vii) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 3), each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

(viii) Rounding of Calculations. All calculations under this Section 3 shall be made to the nearest one thousandth (1/1000th) of a share.

(e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. Without limiting the generality of the foregoing, before taking any action which would result in any adjustment to the Conversion Price then in effect below the par value of the Common Stock, the Corporation will take or cause to be taken any and all necessary corporate or other action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock upon conversion. The taking of such corporate or other action shall be a condition precedent to the Corporation's taking the action which would result in such adjustment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments theretofore made, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series A Preferred Stock.

(g) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(h) Common Stock Reserved. The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A Preferred Stock.


                                  SECTION 4

                     Sale of New Securities by the Company

(a) Special Definitions. For purposes of this Section 4, the following definitions shall apply:


(i) Equity Security shall mean any capital stock (including the Common and Preferred Stock) of the Company, whether now authorized or not, and rights, options, warrants or rights to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; the number of shares of an Equity Security which is an option, warrant, right or convertible security shall be the number of shares of such Equity Security which would result upon the immediate exercise of such option, warrant or right of conversion of such convertible security, without regard to when such option, warrant or right may in fact be exercised or such convertible security may in fact be converted.

(ii) New Securities shall mean any Equity Securities hereafter issued; provided, however, that such term shall not include (i) the shares of Series A Preferred Stock purchased under the Preferred Stock Purchase and Option Agreement between the Company and the Preferred Shareholder dated September 16, 1998 (the "Purchase Agreement"); (ii) securities offered to the public pursuant to a registration statement filed in accordance with the provisions of the Securities Act; (iii) securities issued in connection with the acquisition of another corporation by the Company by merger, purchase of substantially all assets or other reorganization whereby the Company owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation; (iv) securities issued in any merger or consolidation of the Company, provided that such merger or consolidation is unanimously approved by the Board of Directors; (v) securities evidencing any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such securities do not have equity features (such as warrants, options or other rights to purchase capital stock) and are not convertible into capital stock of the Company; (vi) securities issued pursuant to any stock option plan, stock purchase or stock bonus arrangement, or grant, which in any case are excepted from the definition of "Additional Shares of Common Stock" in this Certificate of Designations; (vii) securities issued to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Company, provided that such issuances or grants are unanimously approved by the Board of Directors; and (viii) securities to be issued pursuant to and as expressly set forth in those Letters of Intent attached as Schedule 4.9 of the Purchase Agreement.

(iii) Preemptive Share shall mean, immediately prior to any issue of New Securities, and as to each Shareholder, the percentage which expresses the ratio between (i) the number of Equity Securities owned at such time by such Shareholder, and (ii) the aggregate number of Equity Securities outstanding at such time.


(iv) Preferred Shareholder shall mean Intermagnetics General Corporation, a New York corporation.

(v) Securities Act shall mean the Securities Act of 1933, as amended, and any successor statute thereto.

(vi) Sell, as to any Equity Security, shall mean to sell, or in any other way directly or indirectly transfer, assign, pledge, distribute, encumber or otherwise dispose of such Equity Security, either voluntarily or involuntarily.

(b) The Company shall not Sell any New Securities except in accordance with the following procedures:

(i) The Company shall first deliver to the Preferred Shareholder a written Notice of Intention To Sell, which shall be irrevocable for a period of ten
(10) days after delivery thereof, offering to the Preferred Shareholder the right to purchase up to its Preemptive Share of such New Securities at the purchase price and on the terms specified therein. The Preferred Shareholder shall have the right and option, for a period of ten (10) days after delivery to the Preferred Shareholders of such Notice of Intention To Sell, to purchase all or any part of the New Securities so offered at the purchase price and on the terms stated therein. Such acceptance shall be made by delivering a written Notice of Acceptance to the Company within the aforesaid ten (10) day period.


(ii)  The closing of any sales of New Securities under the terms of this
Section 4(b) shall be made at the offices of the Company on a mutually satisfactory business day within fourteen (14) days after the expiration of the aforesaid period. Delivery of certificates or other instruments evidencing such New Securities duly endorsed for transfer to the Preferred Shareholder shall be made on such date against payment of the purchase price therefor.


(iii) If effective acceptance shall not be received pursuant to this Section 4(b) above with respect to all New Securities offered for sale pursuant to a Notice of Intention To Sell, then the Company may sell all or any part of the remaining New Securities so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms stated in the original Notice of Intention To Sell, at any time within ninety (90) days after the expiration of the offer required by this Section 4(b) above. In the event the remaining New Securities are not sold by the Company during such ninety (90) day period, the right of the Company to sell such remaining New Securities shall expire and the obligations of this
Section 4 shall be reinstated; provided, however, that in the event the Company determines, at any time during such ninety (90) day period, that the sale of all or any part of the remaining New Securities on the terms set forth in the Notice of Intention To Sell is impractical, the Company can terminate the offer and reinstate the procedure provided in this Section 4 without waiting for the expiration of such one ninety (90) day period.


                             SECTION 5

                          Voting Rights

Except as otherwise required by law or agreement, the holders of Series A Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a single class of capital stock, together with any other Series of Preferred Stock or other classes of stock which are entitled to vote as part of such single class, upon any matter submitted to a stockholder for a vote, on the following basis:

(i)  holders of Common Stock shall have one vote per share; and

(ii) holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is convertible at the time of such vote.

                                 SECTION 6

                             Dividend Rights

Each issued and outstanding share of Series A Preferred Stock shall be entitled to receive cumulative preferential dividends, payable in cash or

Common Stock at the option of the Corporation, at the annual rate of $0.064 per share, payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 or, if such payment date is not a business day, then on the next succeeding business day. Such dividends shall be cumulative so that if such dividends in respect of any previous or current dividend period, at the aforesaid rate, shall not have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be paid before any dividend or other distribution shall be paid on or declared and set apart from any other shares of its capital stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. The annual dividend rate per share applicable to the Series A Preferred Stock shall be equitably adjusted whenever there shall occur a stock split, combination, stock dividend, reclassification or other similar event affecting the Series A Preferred Stock. No dividends shall be paid on the Common Stock unless and until the full dividend for the relevant period shall have been paid, or set aside for payment on the Series A Preferred Stock.

                                SECTION 7

                               Redemption

Subject to the prior conversion rights set forth in Section 3 of this Certificate, the Corporation may redeem all, or any portion of the Series A Preferred Stock, together with all underlying Common Stock issuable upon exercise of Conversion Rights herein, upon thirty (30) days' written notice to the holders thereof at a price equal to 120% of the sum of (i) the Purchase Price of the Preferred Stock (ii) all accrued and unpaid Preferred Dividends thereon through the date of redemption. At any time within such thirty (30) day period, a holder of Series A Preferred Stock may elect to convert his Series A Preferred Stock into Common Stock pursuant to Section 3 hereof by delivering to the Corporation the written notice contemplated by
Section 3(d) hereof and upon delivery of such notice, the Corporation's right to redeem such shares of Series A Preferred Stock shall terminate.

                                  SECTION 8

                         Amendments and Other Actions

So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series A Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Series A Preferred Stock; or

(b) create any new class or series of capital stock senior to or pari passu with the Series A Preferred Stock.


Notwithstanding the foregoing, the Corporation, when approved (by vote or written consent) by the holders of at least sixty-six and two thirds percent (66_%) of the then outstanding shares of Series A Preferred Stock, may amend or supplement this Certificate without the consent of any holder of Series A Preferred Stock to cure any ambiguity, defect or inconsistency provided that such amendments or supplements shall not adversely affect the interests of such holders.

                                 SECTION 9

                           Registration and Transfer

The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Series A Preferred Stock) a stock register for the Series A Preferred Stock in which the Corporation shall record the names and addresses of persons in whose names the shares of Series A Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Series A Preferred Stock may present such certificates for transfer and exchange at such offices.

Prior to due presentment for registration of transfer of any Series A Preferred Stock, the Corporation may deem and treat the person in whose name any Series A Preferred Stock is registered as the absolute owner of such Series A Preferred Stock and the Corporation shall not be affected by notice to the contrary.

No service charge shall be made to a holder of Series A Preferred Stock for any registration, transfer or exchange. The Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares or any federal or state taxes on any gain or income recognized in such transaction, if any.

                               SECTION 10

                        Miscellaneous Provisions

Business Day. If the day upon which any payment is to be made or any other action is to be taken or any event is scheduled to occur pursuant to the terms of this Certificate of Designation is not a business day, the payment shall be made or the other action shall be taken on the next succeeding business day. A "business day" is defined as a day in the City of New York, County of New York, State of New York, that is not a legal holiday or a day on which banking institutions are authorized or obligated by law to close.

Such resolution was signed by the President and Secretary of the Corporation.

IN WITNESS WHEREOF, POWERCOLD CORPORATION has caused its corporate seal to be hereunder affixed and this Certificate to be executed by its President and its Secretary this 14th day of September, 1998.




POWERCOLD CORPORATION

  /s/ Francis L. Simola
By:_________________________
   Francis L. Simola, President


   /s/ George C. Briley
By:_________________________
     George C. Briley, Secretary

STATE OF PENNSYLVANIA )
                      )ss
COUNTY OF MONTGOMERY  )

On this 14th day of September, 1998, before me, the undersigned, a Notary Public in and for the State of Pennsylvania, duly commissioned and sworn, personally appeared Francis L. Simola, to me known to be the President of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.


(Stamped with the seal of and signed by:)

                Jack B. Kustra, Notary Public in and for the State of Pennsylvania, residing in Montgomery County. Commission expires: April 1, 2000




STATE OF TEXAS     )
                   ) SS
COUNTY OF GUADALUPE)

On this 14th day of September, 1998 before me, the undersigned, a Notary Public in and for the State of Texas, duly commissioned and sworn, personally appeared George C. Briley, to me known to be the secretary of PowerCold Corporation, the Corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument and that the seal affixed is the corporate seal of said Corporation.

/s/ George C. Briley

WITNESS my hand and official seal hereto affixed the day and year first above written.

(Stamped with the seal of and signed by:)

                E. A. Hunt, Notary Public in and for the State of
                Texas, residing in Guadalupe County. Commission expires: 9 12, 1998

EXHIBIT 5

DESCRIPTION OF STOCK CERTIFICATE

Incorporated in the State of Nevada
POWERCOLD, 200,000,000 shares authorized
Non-assessable, CUSIP NO. 739 31Q 103
Certificate Number (to be filled in) par value .001 per share

This certifies that _________________ is the owner of _______________ fully paid and non-assessable Shares of the Common Stock of POWERCOLD CORPORATION transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon the surrender of this certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ___ day of _____ A.D. 19 __

Valid until countersigned by transfer agent.

/s/ Francis Simola
President
/s/ Robert D. Klagas
Secretary

PowerCold will mail the holder  of this Certificate without charge,  within five
(5) days after the receipt of written request therefor, a copy of the express terms of the shares represented by this certificate and of the other class or classes of shares and any series thereof which the Company is authorized to issue.

The following abbreviations, when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - __Custodian__
TENANT  - as tenants by the entireties                            (Cust.)(Minor)
JT TEN  - as joint tenants with right of       under Uniform Gifts to Minors Act
          Survivorship and not as tenants      _________________________________
          in common                                        (State)
Additional abbreviations may be used although not in the above list.

For Value Received, ___________  hereby sell, assign, and transfer unto

(Social Security number or
other identifying number of
assignee)  __________________  _________________________________________________
                                         (name and address of assignee.)
of the shares represented by the within certificate and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said shares on the books of the within named Company with full power of substitution in the premises.

Dated:_____________________________   Signed:___________________________________
Note: the signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever. Signature must be guaranteed.